AMENDED AND RESTATED LOAN AND
SUBORDINATED DEBENTURE PURCHASE AGREEMENT

between

LaSalle Bank National Association

and

PrivateBancorp, Inc.

Dated as of September 29, 2005

TABLE OF CONTENTS

Page

1. DEFINITIONS.
1.1. Defined Terms
1.2. Certain UCC and Accounting Terms; Interpretations
1.3. Exhibits and Schedules Incorporated

2. CREDIT FACILITIES.
2.1. The Loans
2.2. The Notes and the Subordinated Debenture
2.3. Maturity Dates
2.4. Collateral
2.5. The Closing
2.6. Interest Rates
2.7. Payments
2.8. Capital Adequacy

3. DISBURSEMENTS.
3.1. Initial and Subsequent Disbursements
3.2. Conditions Precedent to Initial Disbursement; Related Delivery Obligations
3.3. Conditions to All Disbursements; Renewals and Conversions

4. GENERAL REPRESENTATIONS AND WARRANTIES
4.1. Organization
4.2. Stock of Subsidiaries
4.3. Use of Proceeds.
4.4. Financial Statements
4.5. Title to Properties.
4.6. Legal and Authorized
4.7. No Defaults or Restrictions
4.8. Governmental Consent
4.9. Taxes
4.10. Compliance with Law
4.11. Employee Benefit Plans
4.12. No Material Adverse Change
4.13. Regulatory Enforcement Actions
4.14. Hazardous Materials
4.15. Pending Litigation
4.16. Investment Company Act
4.17. No Misstatement of Material Fact
4.18. Subordination
4.19. Representations and Warranties Generally

5. GENERAL COVENANTS, CONDITIONS AND AGREEMENTS
5.1. Negative Covenants
5.2. Affirmative Covenants

6. ADDITIONAL COVENANTS.
6.1. Lender Expenses
6.2. Subordinated Debt

7. FINANCIAL COVENANTS.
7.1. Capitalization
7.2. Regulatory Capital
7.3. Minimum Return on Average Assets
7.4. Non-Performing Asset Ratio

8. BORROWER’S DEFAULT.
8.1. Borrower’s Defaults and Lender’s Remedies.
8.2. Protective Advances
8.3. Other Remedies
8.4. No Lender Liability
8.5. Lender’s Fees and Expenses
8.6. Limitation on Remedies with Respect to Subordinated Debt

9. MISCELLANEOUS.
9.1. Release; Indemnification
9.2. Assignment and Participation
9.3. Prohibition on Assignment
9.4. Time of the Essence
9.5. No Waiver
9.6. Severability
9.7. Usury; Revival of Liabilities
9.8. Notices
9.9. Successors and Assigns
9.10. No Joint Venture
9.11. Brokerage Commissions
9.12. Publicity
9.13. Documentation
9.14. Additional Assurances
9.15. Entire Agreement
9.16. Choice of Law
9.17. Forum; Venue
9.18. No Third Party Beneficiary
9.19. Legal Tender of United States
9.20. Captions; Counterparts
9.21. Knowledge; Discretion
9.22. Extension Notice and Sub Debt Approval Notice
9.23. Acknowledgment of Indebtedness under 2000 Revolving Loan Agreement
9.24. 2000 Loan Agreement and 2000 Pledge and Security Agreement

EXHIBITS:

A Form of Term Note
B Form of Amended and Restated Revolving Note
C Form of Subordinated Debenture
D Form of Amended and Restated Pledge and Security Agreement
E Form of Rate Election Notice
F Form of Opinion of Borrower’s Counsel
G Form of Quarterly Compliance Certificate
H Form of Revolving Loan Maturity Date Extension Notice
I Subordinated Debt Amount Sub Debt Approval Notice
J Form of Collateral Safekeeping Agreement

DISCLOSURE SCHEDULES:
4.1 Subsidiaries
4.2 Certain Subsidiary Matters
4.9 Tax Matters

AMENDED AND RESTATED LOAN AND SUBORDINATED DEBENTURE PURCHASE AGREEMENT

THIS AMENDED AND RESTATED LOAN AND SUBORDINATED DEBENTURE PURCHASE AGREEMENT (this “Agreement”) is dated as of September 29, 2005 and is made by and between PRIVATEBANCORP, INC., a Delaware corporation (“Borrower”), and LASALLE BANK NATIONAL ASSOCIATION, a national banking association (“Lender”).

R E C I T A L S :

A. Borrower is a bank holding company that owns 100% of the issued and outstanding capital stock of The PrivateBank and Trust Company, an Illinois state-chartered, non-member bank with its main office located in Chicago, Illinois (“PrivateBank”), The PrivateBank, a federal savings bank with its main office located in St. Louis, Missouri (“PrivateBank St. Louis”), and The PrivateBank, a Michigan state-chartered, non-member bank with its main office located in Bloomfield Hills, Michigan (“PrivateBank Michigan”). The banks identified in the immediately preceding sentence may be referred to herein collectively as the “Subsidiary Banks” and individually as a “Subsidiary Bank.” The issued and outstanding capital stock of PrivateBank, PrivateBank St. Louis and PrivateBank Michigan may be referred to as the “Pledged Subsidiary Bank Shares”.

B. The Borrower and Lender are parties to that certain Loan Agreement, dated as of February 11, 2000, as amended, restated, supplemented or modified from time to time, including by the Fifth Amendment thereto dated as of December 1, 2004 (the “2000 Loan Agreement”), pursuant to which Lender has extended a $40,000,000 revolving credit facility to Borrower (the “Outstanding Revolving Loan”), the repayment of which is secured by a pledge of the Pledged Subsidiary Bank Shares pursuant to that certain Pledge and Security Agreement, dated as of February 11, 2000 (as amended, restated, supplemented or modified from time to time, the “2000 Pledge and Security Agreement”). Upon their execution and delivery at Closing (as defined below), this Agreement shall have the effect of amended and restating the 2000 Loan Agreement, and the Pledge Agreement (as defined below) shall have the effect of amending and restating the 2000 Pledge and Security Agreement.

C. Borrower has requested that Lender provide it with three credit facilities in the aggregate principal amount of $65,000,000 consisting of (a) a term loan (the “Term Loan”) in the principal amount of $250,000 (the “Term Loan Amount”), (b) a revolving line-of-credit (the “Revolving Loan”) in the principal amount of up to $39,750,000 (the “Revolving Loan Amount”) which shall replace the Outstanding Revolving Loan and (c) subordinated debt (the “Subordinated Debt”) in the principal amount of up to $25,000,000. The Term Loan and the Revolving Loan may be referred to collectively as the “Senior Loans” and the Senior Loans and the Subordinated Debt may be referred to collectively as the “Loans.”

D. The proceeds from the Senior Loans and the proceeds of the Subordinated Debt shall be used by Borrower for working capital and other general corporate purposes.

E. The Subordinated Debt is intended to qualify as Tier 2 capital under applicable rules and regulations promulgated by the Board of Governors of the Federal Reserve System (the “FRB”).

F. Lender is willing to lend to Borrower up to an aggregate principal amount of $65,000,000 under the Loans in accordance with the terms, subject to the conditions and in reliance on the recitals, representations, warranties, covenants and agreements set forth herein and in the other Loan Documents (as defined below).

THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained, the parties hereto hereby agree as follows:

A G R E E M E N T:
1.  DEFINITIONS.

1.1.  Defined Terms. The following capitalized terms generally used in this Agreement and in the other Loan Documents shall have the meanings defined or referenced below. Certain other capitalized terms used only in specific sections of this Agreement may be defined in such sections.

“Affiliate(s)” means, with respect to any Person, such Person’s immediate family members, partners, members or parent and subsidiary corporations, and any other Person directly or indirectly controlling, controlled by, or under common control with, said Person, and their respective Affiliates, members, shareholders, directors, officers, employees, agents and representatives.

“Agreed Upon Terms and Procedures” means the Agreed Upon Terms and Procedures relating to interest rates, interest and payments executed by Borrower on the date hereof as such may be amended, restated, supplemented or modified from time to time.

“Assignee Lender” has the meaning ascribed to such term in Section 9.2.

“Average Total Assets” has the meaning ascribed to such term in Section 7.3.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended or recodified.

“Base Rate” means that rate of interest (expressed as a percent per annum) equal to Lender’s “base” or “prime” rate (which is not necessarily the lowest or most favorable rate of interest charged by Lender on commercial loans at any time) in effect from time to time, which means a base rate of interest established by Lender from time to time that serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto. Any change in the rate of interest hereunder due to a change in the base or prime rate shall become effective on the date each change in the base or prime rate is announced by Lender.

“Base Rate Tranche” means a Borrowing Tranche as to which the Base Rate is applicable.

“BHB” means Bloomfield Hills Bancorp, Inc.

“Borrower” has the meaning ascribed to such term in the preamble hereto.

“Borrower’s Accountant” means Ernst & Young LLP, or such other nationally recognized firm of certified public accountants selected by Borrower as shall from time to time audit Borrower.

“Borrower’s Liabilities” means Borrower’s obligations under this Agreement, the Term Note, the Revolving Note and any other Loan Documents (other than the principal, interest and other amounts payable under the Subordinated Debenture).

“Borrowing Date” means the date any Borrowing Tranche is disbursed, renewed or converted (from a LIBO Tranche to a Base Rate Tranche or from a Base Rate Tranche to a LIBO Tranche).

“Borrowing Tranche” means a disbursement of proceeds under any Loan pursuant to this Agreement and the Agreed Upon Terms and Procedures.

“Business Day” means (a) for all purposes other than as covered by clause (b) hereof, a day of the week (but not a Saturday, Sunday or a legal holiday under the laws of the State of Illinois or any other day on which banking institutions located in Illinois are authorized or required by law or other governmental action to close) on which the Chicago, Illinois offices of Lender are open to the public for carrying on substantially all of Lender’s business functions and (b) with respect to determinations in connection with, and payments of principal and interest on any LIBO Rate Tranche, any day which is a Business Day described in clause (a) and which is also a day for trading by and between banks in U.S. dollar-denominated deposits in the London Interbank Eurodollar Market. Unless specifically referenced in this Agreement as a Business Day, all references to “days” shall be to calendar days.

“Closing” has the meaning ascribed to such term in Section 2.5.

“Closing Date” means September 29, 2005.

“Code” shall mean the Internal Revenue Code of 1986, as amended or recodified.

“Code Provisions” has the meaning ascribed to such term in Section 8.1.1.16.

“Collateral” means all the property (including all tangible and intangible property) in which the Collateral Documents grant (or purport to grant) Lender a security interest.

“Collateral Documents” means the Pledge Agreement, the Collateral Safekeeping Agreement and such other certificates, documents, and instruments entered into or delivered in connection with or relating to the Collateral.

“Collateral Safekeeping Agreement” means a Collateral Safekeeping Agreement dated as of the Closing Date among Borrower, Lender and LaSalle Bank Midwest, N.A., in the form attached as Exhibit J hereto (as amended, restated, supplemented or modified from time to time), pursuant to which the Pledged Subsidiary Bank Shares are held by a custodian.

“Default Rate” has the meaning ascribed to such term in the Agreed Upon Terms and Procedures.

“Disclosure Schedule” means, in aggregate, the disclosures contemplated herein as included in the Disclosure Schedule, which has been delivered in connection with the execution of this Agreement.

“Equity Interest” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person which is not a corporation and any and all warrants, options or other rights to purchase any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended or recodified.

“Event of Default” has the meaning ascribed to such term in Section 8.1.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended or recodified.

“Extension Notice” means that certain written notice from Lender to Borrower substantially in the form of Exhibit H hereto pursuant to which Lender indicates to Borrower that the necessary approvals have been received by Lender to extend the Revolving Loan Maturity Date to December 31, 2006.

“FDIC” means the Federal Deposit Insurance Corporation.

“FDI Act” means the Federal Deposit Insurance Act, as amended or recodified.

“Federal Reserve Notice” has the meaning ascribed to such term in Section 8.6.

“Financial Statements” has the meaning ascribed to such term in Section 4.4.

“FRB” has the meaning ascribed to such term in the recitals hereto.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America.

“Governmental Agency(ies)” means, individually or collectively, any federal, state, county or local governmental department, commission, board, regulatory authority or agency including, without limitation, the FRB, the OTS, the MOFIS, the IDFPR and the FDIC.

“Hazardous Materials” means oil, flammable explosives, asbestos, urea formaldehyde insulation, polychlorinated biphenyls, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are “hazardous substances,”“hazardous wastes,”“hazardous materials” or “toxic substances” under the Hazardous Materials Laws and/or other applicable environmental laws, ordinances or regulations.

“Hazardous Materials Laws” mean any laws, regulations, permits, licenses or requirements pertaining to the protection, preservation, conservation or regulation of the environment which relates to real property, including, without limitation: the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environment Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; and all comparable state and local laws, laws of other jurisdictions or orders and regulations.

“IDFPR” means the Illinois Department of Financial and Professional Representation.

“Indebtedness” means and includes: (a) all items arising from the borrowing of money that, according to GAAP now in effect, would be included in determining total liabilities as shown on the consolidated balance sheet of Borrower or any Subsidiary; (b) all obligations secured by any lien in property owned by Borrower whether or not such obligations shall have been assumed; (c) all guaranties and similar contingent liabilities with respect to obligations of others; and (d) all other obligations (including, without limitation, letters of credit) evidencing obligations to others; provided, however, in the case of the Subsidiary Banks, Indebtedness shall not include deposits or other indebtedness incurred in the ordinary course of business and in accordance with safe and sound banking practices and applicable laws and regulations.

“Indenture(s)” means, either collectively or individually, as applicable (a) that certain indenture dated as of February 8, 2001, between Borrower and Wilmington Trust Company, as indenture trustee, (b) that certain indenture dated June 20, 2005, between Borrower and Wilmington Trust Company, and (c) that certain indenture dated May 12, 2004 between Borrower, as successor to BHB, and Wilmington Trust Company, as trustee.

“Initial Disbursement” has the meaning ascribed to such term in Section 3.1.

“Instructions” means disbursement instructions given by Borrower to Lender specifying the manner in which proceeds of the Loans should be disbursed at Closing.

“Interest Rate Floor Amount” means an interest rate amount equal to 3.50% per annum and, notwithstanding any other provision in this Agreement or any other Loan Document, shall represent the lowest level at which interest may accrue under any Loan.

“Interest Rate Protection Agreement” means an interest rate swap, cap, collar or other hedging or derivative agreement, to which Lender or any Affiliate of Lender is the counterparty, intended to mitigate interest rate risk, along with any other related agreement or instrument executed in connection therewith.

“Junior Subordinated Debentures” means, either collectively or individually, as applicable (a) the 9.50% junior subordinated debentures due 2030 issued by Borrower, (b) the fixed/floating rate junior subordinated debentures due 2035 issued by Borrower and (c) the floating rate junior subordinated debentures due 2034, issued by BHB, in each case pursuant to the applicable Indenture.

“Lender” has the meaning ascribed to such term in the preamble hereto.

“LIBO Rate” means that rate of interest equal to (a) the quotient of (i) the rate of interest, rounded upward, if necessary, to the nearest whole multiple of .0625% (1/16 of 1%), quoted by Lender as the London Inter-Bank Offered Rate for deposits in U.S. Dollars on the date, at approximately 11:00 a.m. London time, that is two Business Days prior to any applicable Borrowing Date for purposes of calculating effective rates of interest for Loans or obligations making reference thereto for an amount approximately equal to a LIBO Rate Tranche and for a period of time approximately equal to a LIBOR Period, divided by (ii) 100% minus the Reserve Percentage.

“LIBO Rate Tranche” means a Borrowing Tranche as to which the LIBO Rate is applicable.

“LIBOR Period” means a period of 90 days, plus or minus one or two days, with respect to a LIBO Rate Tranche; provided that no LIBOR Period shall extend beyond any Maturity Date.

“Loans” has the meaning ascribed to such term in the recitals hereto.

“Loan Documents” means those documents and instruments (including, without limitation, all agreements, instruments and documents, including, without limitation, guaranties, mortgages, deeds of trust, pledges, powers of attorney, consents, assignments, contracts, notices and all other written matter heretofore, now and/or from time to time hereafter executed by and/or on behalf of Borrower in connection with this Agreement and the Loans) entered into or delivered in connection with or relating to the Loans, including the Collateral Documents and any other documents listed on the schedule of closing documents prepared in connection with the Closing. Loan Documents shall also include any Interest Rate Protection Agreement between Borrower and Lender.

“Maturity Date” means any of the Term Loan Maturity Date, the Revolving Loan Maturity Date and/or the Subordinated Debt Maturity Date as the context may indicate.

“MOFIS” means the Michigan Office of Financial and Insurance Services.

“Nonperforming Assets” shall have the meaning ascribed to such term in Section 7.4.

“Notes” means the Term Note, the Revolving Note and the Subordinated Debenture each as amended, restated, supplemented or modified from time to time, and each note or debenture, as the case may be, delivered in substitution or exchange for any of such Notes and, where applicable, shall include the singular as well as the plural.

“OTS” means the Office of Thrift Supervision.

“Permitted Subsidiary Bank Indebtedness” means obligations incurred by any Subsidiary Bank in the ordinary course of business in such circumstances as may be incidental or usual in carrying on the banking or trust or mortgage business of a bank, thrift, trust company, or mortgage company incurred in accordance with applicable laws and regulations and safe and sound practices, including obligations incurred in connection with: (a) any deposits with or funds collected by such Subsidiary; (b) the endorsement of instruments for deposit or collection in the ordinary course of business, (c) any bankers acceptance credit of such Subsidiary; (d) any check, note, certificate of deposit, instrument, money or letter of credit issued by such Subsidiary; (e) any check, note, certificate of deposit, money order, traveler’s check, draft or bill of exchange issued, accepted or endorsed by such Subsidiary; (f) any discount with, borrowing from, or other obligation to, any Federal Reserve Bank; (g) any agreement made by such Subsidiary to purchase or repurchase securities, loans or Federal funds or any interest or participation in any thereof; (h) any guarantee or similar obligation incurred by such Subsidiary in the ordinary course of its banking or trust business; (i) any transaction in the nature of an extension of credit, whether in the form or a commitment or otherwise, undertaken by such Subsidiary for the account of a third party with the application of the same banking considerations and legal lending limits that would be applicable if the transaction were a loan to such party; (j) any transaction in which such Subsidiary acts solely in the fiduciary or agency capacity; and (k) other short-term liabilities similar to those enumerated in clauses (a) and (g) above, including United States Treasury tax and loan borrowings.

“Person” means an individual, a corporation (whether or not for profit), a partnership, a limited liability company, a joint venture, an association, a trust, an unincorporated organization, a government or any department or agency thereof (including a Governmental Agency) or any other entity or organization.

“Pledge Agreement” means an Amended and Restated Pledge and Security Agreement dated as of the Closing Date between Borrower and Lender in the form attached as Exhibit D hereto (as amended, restated, supplemented or modified from time to time), pursuant to which the Pledged Subsidiary Bank Shares are pledged to Lender.

“Pledged Subsidiary Bank Shares” has the meaning ascribed to such term in the recitals hereto.

“Potential Event of Default” means an event or circumstance that with the passage of time, the giving of notice or both could become an Event of Default.

“PrivateBank” has the meaning ascribed to such term in the recitals hereto.

“PrivateBank Michigan” has the meaning ascribed to such term in the recitals hereto.

“PrivateBank St. Louis” has the meaning ascribed to such term in the recitals hereto.

“Rate Election Notice” means a properly completed notice in the form attached as Exhibit E hereto or a verbal notice conveyed to Lender in accordance with its disbursement procedures from time to time.

“Reserve Percentage” means the percentage announced within Lender as the reserve percentage under Regulation D of the FRB for Loans and obligations making reference to a LIBO Rate for a LIBOR Period. The Reserve Percentage shall be based on Regulation D or other regulations from time to time in effect concerning reserves for Eurocurrency Liabilities as defined in Regulation D from related institutions as though Lender were in a net borrowing position, as promulgated by the FRB, or its successor.

“Revolving Loan” has the meaning ascribed to such term in the recitals hereto.

“Revolving Loan Amount” has the meaning ascribed to such term in the recitals hereto.

“Revolving Loan Maturity Date" means December 1, 2005 until such time, if at all, as Lender delivers the Extension Notice to Borrower, whereupon the Revolving Loan Maturity Date shall be December 31, 2006.

“Revolving Note” means a promissory note in the form attached as Exhibit B hereto in the principal amount of the Revolving Loan Amount, as amended, restated, supplemented or modified from time to time and each note delivered in substitution or exchange for such note.

“RICO Related Law” means the Racketeer Influenced and Corrupt Organizations Act of 1970 or any other federal, state or local law for which forfeiture of assets is a potential penalty.

“SEC” means the Securities and Exchange Commission of the United States of America.

“Senior Loans” has the meaning ascribed to such term in the recitals hereto.

“Sub Debt Approval Notice” means that certain written notice from Lender to Borrower substantially in the form attached as Exhibit I hereto pursuant to which Lender indicates to Borrower that the necessary approvals have been received by Lender to increase the Subordinated Debt Amount to $25,000,000; provided, however, that the Subordinated Debt Amount shall not so increase, and the Sub Debt Approval Notice shall be of no force and effect, until Lender receives to its satisfaction the deliveries from Borrower contemplated in Sections 3.2.10.2 and 3.2.10.3;

“Sub Debt Approval Notice Date” means the date on which Borrower receives the Sub Debt Approval Notice from Borrower.

“Sub Debt Funding Expiration Date” means December 31, 2006.

“Subordinated Debt” has the meaning ascribed to such term in the recitals hereto.

“Subordinated Debt Amount” means $5,000,000 until such time, if at all, as Lender delivers the Sub Debt Approval Notice to Borrower, whereupon the Subordinated Debt Amount shall be $25,000,000.

“Subordinated Debt Maturity Date” means December 31, 2016.

“Subordinated Debenture” means a subordinated debenture note in the form attached as Exhibit C hereto in the principal amount of the Subordinated Debt Amount, as amended, restated, supplemented or modified from time to time and each debenture delivered in substitution or exchange for such subordinated debenture.

“Subsidiary” means each Subsidiary Bank and any other corporation or other entity of which any Equity Interest is directly or indirectly owned by Borrower.

“Subsidiary Bank” has the meaning ascribed to such term in the recitals hereto.

“Subsidiary Bank Shares” has the meaning ascribed to such term in Section 4.1.3.

“Term Loan” has the meaning ascribed to such term in the recitals hereto.

“Term Loan Amount” has the meaning ascribed to such term in the recitals hereto.

“Term Loan Maturity Date” means December 31, 2016.

“Term Note” means a promissory note in the form attached as Exhibit A hereto in the principal amount of the Term Loan Amount, as amended, restated, supplemented or modified from time to time and each note delivered in substitution or exchange for such note.

“Tier 1 Capital” has the definition provided in, and shall be determined in accordance with, the rules and regulations of the FRB.

“Tier 2 Capital” has the definition provided in, and shall be determined in accordance with, the rules and regulations of the FRB.

“Trust(s)” means, collectively or individually, as applicable (a) that certain Delaware statutory business trust known as “PrivateBancorp Capital Trust I,” which is maintained by Borrower in accordance with that certain Amended and Restated Trust Agreement dated as of February 8, 2001, (b) that certain Delaware statutory business trust known as “PrivateBancorp Statutory Trust II,” which is maintained by Borrower in accordance with that certain Amended and Restated Declaration of Trust dated June 20, 2005, and (c) that certain Delaware statutory business trust known as “Bloomfield Hills Statutory Trust I,” which is maintained by Borrower, as successor to BHB, in accordance with that certain Amended and Restated Declaration of Trust dated May 12, 2004.

“UCC” shall mean the Uniform Commercial Code as enacted in the State of Illinois, as amended or recodified.

“Unaudited Financial Statements” shall have the meaning ascribed to such term in Section 4.4.

1.2.  Certain UCC and Accounting Terms; Interpretations. Except as otherwise defined in this Agreement or the other Loan Documents, all words, terms and/or phrases used herein and therein shall be defined by the applicable definition therefore (if any) in the UCC. Notwithstanding the foregoing, any accounting terms used in this Agreement which are not specifically defined herein shall have the meaning customarily given to them in accordance with GAAP. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. The words “hereof”, “herein” and “hereunder” and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “including” when used in this Agreement without the phrase “without limitation,” shall mean “including, without limitation.” All references to time of day herein are references to Chicago, Illinois time unless otherwise specifically provided. Any reference contained herein to attorneys’ fees and expenses shall be deemed to be reasonable fees and expenses of Lender’s outside counsel and of any other third-party experts or consultants engaged by Lender’s outside counsel on Lender’s behalf. All references to any Loan Document shall be deemed to be to such document as amended, modified or restated from time to time. With respect to any reference in this Agreement to any defined term, (a) if such defined term refers to a Person, then it shall also mean all heirs, legal representatives and permitted successors and assigns of such Person, and (b) if such defined term refers to a document, instrument or agreement, then it shall also include any replacement, extension or other modification thereof.

1.3.  Exhibits and Schedules Incorporated. All exhibits and schedules attached hereto or referenced herein, are hereby incorporated into this Agreement.

2.  CREDIT FACILITIES.

2.1.  The Loans. Lender agrees to extend to Borrower the following credit facilities in the aggregate principal amount of the sum of Term Loan Amount, the Revolving Loan Amount plus the Subordinated Debt Amount:

2.1.1.  The Term Loan. Lender agrees to extend the Term Loan to Borrower in accordance with the terms of, and subject to the conditions set forth in, this Agreement, the Term Note and the other Loan Documents. An initial Borrowing Tranche in an amount equal to the entire principal amount of the Term Loan shall be borrowed on the Closing Date and, thereafter, such Borrowing Tranche may be converted or renewed from time to time in accordance with the terms and subject to the conditions set forth in this Agreement. Subject to Section 2.6, the Interest Rate Floor Amount and any other conditions and limitations set forth in this Agreement, any Borrowing Tranche under the Term Loan shall be treated as, at Borrower’s election subject to and in accordance with the terms in this Agreement: (a) a LIBO Rate Tranche and shall bear interest per annum at a rate equal to 1.20% (120 basis points) plus the LIBO Rate; or (b) a Base Rate Tranche and shall bear interest at a rate equal to the Base Rate. The unpaid principal balance plus all accrued but unpaid interest on the Term Loan shall be due and payable on the Term Loan Maturity Date, or such earlier date on which such amount shall become due and payable on account of acceleration by Lender in accordance with the terms of the Term Note and this Agreement.

2.1.2.  The Revolving Loan. Lender agrees to extend the Revolving Loan to Borrower in accordance with the terms of, and subject to the conditions set forth in, this Agreement, the Revolving Note and the other Loan Documents. An initial Borrowing Tranche under the Revolving Loan shall be borrowed on the Closing Date and, thereafter, any such Borrowing Tranche may be converted or renewed from time to time in accordance with the terms and subject to the conditions set forth in this Agreement. Subject to Section 2.6, the Interest Rate Floor Amount and any other conditions and limitations set forth in this Agreement, any Borrowing Tranche under the Revolving Loan shall be treated as, at Borrower’s election subject to and in accordance with the terms in this Agreement: (a) a LIBO Rate Tranche and shall bear interest per annum at a rate equal to 1.20% (120 basis points) plus the LIBO Rate; or (b) a Base Rate Tranche and shall bear interest at a rate equal to the Base Rate. The unpaid principal balance plus all accrued but unpaid interest on the Revolving Loan shall be due and payable on the Revolving Loan Maturity Date, or such earlier date on which such amount shall become due and payable on account of acceleration by Lender in accordance with the terms of the Revolving Note and this Agreement.

2.1.3.  The Subordinated Debt. Lender agrees to extend the Subordinated Debt to Borrower in accordance with the terms of, and subject to the conditions set forth in, this Agreement, the Subordinated Debenture and the other Loan Documents. An initial Borrowing Tranche in an amount equal to the amount set forth in Section 3.1 shall be borrowed on the Closing Date and, thereafter, Borrower may request additional disbursements under the Subordinated Debt in accordance with the Agreement on or prior to the Sub Debt Funding Expiration Date; provided, however, in no event shall the principal amount outstanding under the Subordinated Debt exceed the Subordinated Debt Amount. Any Borrowing Tranche under the Subordinated Debt may be converted or renewed from time to time in accordance with the terms and subject to the conditions set forth in this Agreement. Subject to Section 2.6 and any other conditions and limitations set forth in this Agreement, any Borrowing Tranche under the Subordinated Debt shall be treated as, at Borrower’s election subject to and in accordance with the terms in this Agreement: (a) a LIBO Rate Tranche and shall bear interest per annum at a rate equal to 1.35% (135 basis points) plus the LIBO Rate; or (b) a Base Rate Tranche and shall bear interest at a rate equal to the Base Rate. The unpaid principal balance plus all accrued but unpaid interest on the Subordinated Debt shall be due and payable on the Subordinated Debt Maturity Date, or such earlier date on which such amount shall become due and payable on account of acceleration by Lender in accordance with the terms of the Subordinated Debenture or this Agreement.

2.2.  The Notes and the Subordinated Debenture. The Loans shall be evidenced by the Term Note, the Revolving Note and the Subordinated Debenture.

2.3.  Maturity Dates. On the Term Loan Maturity Date, all sums due and owing under this Agreement and the other Loan Documents with respect to the Term Loan shall be repaid in full. On the Revolving Loan Maturity Date, all sums due and owing under this Agreement and the other Loan Documents with respect to the Revolving Loan shall be repaid in full. On the Subordinated Debenture Maturity Date, all sums due and owing under this Agreement and the other Loan Documents with respect to the Subordinated Debenture shall be repaid in full. Borrower acknowledges and agrees that Lender has not made any commitments, either express or implied, to extend the terms of the Loans past their Maturity Dates, unless Borrower and Lender hereafter specifically otherwise agree in writing.

2.4.  Collateral. The Borrower’s Liabilities shall be secured by the collateral pledged pursuant to the Pledge Agreement. Notwithstanding anything to the contrary in any Loan Document, the obligations of Borrower to Lender under the Subordinated Debenture shall be unsecured.

2.5.  The Closing. The initial funding of the Loans (the “Closing”) will occur at the offices of Barack Ferrazzano, counsel to Lender, at 333 West Wacker Drive, Suite 2700, Chicago, Illinois at 9:30 a.m. on the Closing Date, or at such other place or time or on such other date as the parties hereto may agree, by disbursing the proceeds of the Loan in accordance with any Instructions received at least one Business Day prior to Closing.

2.6.  Interest Rates. Borrower agrees that matters concerning the election, payment, application, accrual and computation of interest and interest rates shall be in accordance with the Agreed Upon Terms and Procedures agreed to, as executed, by Borrower.

2.7.  Payments. Borrower agrees that matters concerning prepayments, payments and application of payments shall be in accordance with the Agreed Upon Terms and Procedures agreed to, as executed by, Borrower.

2.8.  Capital Adequacy. If Lender shall reasonably determine that the application or adoption of any law, rule, regulation, directive, interpretation, treaty or guideline regarding capital adequacy, or any change therein or in the interpretation or administration thereof, whether or not having the force of law (including, without limitation, application of changes to Regulation H and Regulation Y of the FRB issued by the FRB on January 19, 1989 and regulations of the Comptroller of the Currency, Department of Treasury, 12 CFR Part 3, Appendix A, issued by the Comptroller of the Currency on January 27, 1989) increases the capital required or expected to be maintained by Lender or any person or entity controlling Lender, and such increase is based upon the existence of Lender’s obligations hereunder and under other commitments of this type, then, within 10 days after demand from Lender, Borrower shall pay to Lender, from time to time, such amount or amounts as will compensate Lender or such controlling person or entity, as the case may be, for such increased capital requirement. The determination of any amount to be paid by Borrower under this Section 2.8 shall take into consideration the policies of Lender or of any Person controlling Lender with respect to capital adequacy and shall be based upon any reasonable averaging, attribution and allocation methods. A certificate of Lender setting forth the amount or amounts as shall be necessary to compensate Lender as specified in this Section 2.8 shall be delivered to Borrower and shall be conclusive in the absence of manifest error.

3.  DISBURSEMENTS.

3.1.  Initial and Subsequent Disbursements. At such time as all of the terms and conditions set forth in Section 3.2 have been satisfied by Borrower and Borrower has executed and delivered to Lender each of the Loan Documents and any other related documents in form and substance satisfactory to Lender, in its sole and absolute discretion, Lender shall disburse to Borrower an amount equal to $19,250,000 (the “Initial Disbursement”), representing a disbursement of $250,000 under the Term Loan, $14,000,000 under the Revolving Loan (all of which has previously been disbursed pursuant to the 2000 Loan Agreement) and $5,000,000 under the Subordinated Debenture. In the event Borrower fails to satisfy such disbursement conditions, Borrower nevertheless shall pay all costs and expenses incurred by Lender in connection with the transactions contemplated herein promptly upon receipt of an invoice therefor from Lender.

3.2.  Conditions Precedent to Initial Disbursement; Related Delivery Obligations. In conjunction with and as additional (but independent) supporting evidence for certain of the covenants, representations and warranties made by Borrower herein, prior to and as a condition of the Initial Disbursement, Borrower shall deliver or cause to be delivered to Lender each of the following, each of which shall be in form and substance satisfactory to Lender, in its sole and absolute discretion:

3.2.1.  Searches. Such UCC, tax lien and judgment searches as Lender shall determine regarding Borrower and the Subsidiaries pertaining to the jurisdictions (a) in which Borrower and the Subsidiaries are organized and headquartered, and (b) in which the Collateral is located as determined pursuant to Article 9 of the UCC.

3.2.2.  Loan Documents. The Loan Documents, including, without limitation, the Notes and, except as set forth in Section 3.2.10, the Collateral Documents.

3.2.3.  Pledged Securities. Except as set forth in Section 3.2.10, the actual certificates representing all of the securities constituting the Pledged Stock (as defined in the Pledge Agreement) together with irrevocable stock powers for each such certificate endorsed by Borrower in blank.

3.2.4.  Authority Documents. Copies certified by the Secretary or an Assistant Secretary of Borrower of the Bylaws of Borrower and of PrivateBank, PrivateBank St. Louis and PrivateBank Michigan. Copies certified by the Secretary or an Assistant Secretary of Borrower of resolutions of the board of directors of Borrower authorizing the execution, delivery and performance (including the authority to pledge the Pledged Stock) of this Agreement, the Notes and the other Loan Documents. An incumbency certificate of the Secretary or an Assistant Secretary of Borrower certifying the names of the officer or officers of Borrower authorized to sign this Agreement, the Notes and the other documents provided for in this Agreement, together with a sample of the true signature of each such officer (Lender may conclusively rely on such certificate until formally advised by a like certificate of any changes therein).

3.2.5.  Regulatory Consents. Copies certified by the Secretary or an Assistant Secretary of Borrower of all documents evidencing all necessary consents, approvals and determinations of any Governmental Agency with respect to the transactions contemplated in the Loan Documents and any other transactions between Lender and Borrower or any Subsidiary Bank.

3.2.6.  Instructions. The Instructions.

3.2.7.  Certain Costs of Lender. Payment of the costs and expenses incurred by Lender to date in connection with the transactions contemplated herein, such as Lender’s attorneys’ fees and expenses and other fees and expenses paid or payable to any other parties.

3.2.8.  Other Requirements. Such other additional information regarding Borrower, any Subsidiary and their respective assets, liabilities (including any liabilities arising from, or relating to, legal proceedings) and contracts as Lender may require in its reasonable discretion.

3.2.9.   Other Documents. Such other certificates, affidavits, schedules, resolutions, opinions, notes and/or other documents which are provided for hereunder or as Lender may reasonably request.

3.2.10.  Certain Post-Closing Deliveries.

3.2.10.1.  Borrower shall execute and deliver the Collateral Safekeeping Agreement as soon as practicable following the Closing Date, but in no event later than October 14, 2005. Such delivery shall be accompanied by the actual certificates representing 100% of the issued and outstanding common stock of PrivateBank Michigan together with irrevocable stock powers for each such certificate endorsed by Borrower in blank.

3.2.10.2.  Borrower shall deliver the following to Lender on or before the Sub Debt Approval Notice Date: (a) copies certified by the appropriate secretary of state or Governmental Agency of (i) the certificate of incorporation of Borrower and (ii) the charter of each Subsidiary Bank; and (b) good standing certificates for (i) Borrower issued by the Secretary of State of the state in which it is organized and in which it is qualified to do business as a foreign corporation and (ii) each Subsidiary Bank issued by the IDFPR, OTS, MOFIS or any other applicable Governmental Agency, as the case may be.

3.2.10.3.  Borrower shall cause to be delivered to Lender on or before the Sub Debt Approval Notice Date an opinion of counsel of Borrower in substantially the form attached as Exhibit F hereto and otherwise satisfactory to Lender.

3.3.  Conditions to All Disbursements; Renewals and Conversions. Notwithstanding anything to the contrary contained herein, the continued performance, observance and compliance by Borrower of and with all of the covenants, conditions and agreements of Borrower contained herein (whether or not non-performance constitutes an Event of Default) and in the other Loan Documents shall be further conditions precedent to any disbursements of the proceeds under any Loan. In addition, Lender shall not be required to disburse proceeds under any Loan or to renew or convert any Borrowing Tranche at any time that any of the following are true:

3.3.1.  Default. There exists an Event of Default or Potential Event of Default.

3.3.2.  Sub Debt Funding Expiration Date. In the case of disbursements under the Subordinated Debt, the Borrowing Date therefor shall be on or before the Sub Debt Funding Expiration Date.

3.3.3.  Legislation or Proceedings. Any legislation has been passed or any suit or other proceeding has been instituted the effect of which is to prohibit, enjoin (or to declare unlawful or improper) or otherwise adversely affect, in Lender’s sole and absolute judgment, Borrower’s performance of its obligations hereunder, or any litigation or governmental proceeding has been instituted or threatened against Borrower or any Subsidiary or any of their officers which, in the sole discretion of Lender, would materially adversely affect the financial condition or operations of Borrower or any Subsidiary.

3.3.4.  Collateral. Lender has reasonable cause to believe that any Collateral might be subject to forfeiture under any RICO Related Law or any of the Collateral is subject to any pledge, lien, security interest, charge or encumbrance other than in favor of Lender.

3.3.5.  Material Adverse Change. There has occurred, in Lender’s sole and complete discretion, a material adverse change in the financial condition or affairs of Borrower or any Subsidiary Bank since the date of the Borrower Financial Statements.

3.3.6.  Representations and Warranties. Any representation or warranty of Borrower contained herein or any information set forth in the recitals hereto, shall not be true on and as of the date of any Borrowing Tranche, with the same effect as though such representations and warranties had been made, or such information had been presented, on and as of such date.

3.3.7.  Approvals. All necessary or appropriate actions and proceedings have not been taken in connection with, or relating to, the transactions contemplated hereby and all documents incident thereto have not been completed and tendered for delivery, in substance and form satisfactory to Lender, including, without limitation, if appropriate in the opinion of Lender, Lender’s failure to have received evidence of all necessary approvals from Governmental Agencies.

3.3.8.  Other Documents. Lender has not received in substance and form reasonably satisfactory to Lender, all certificates, affidavits, schedules, resolutions, opinions, notes, and/or other documents which are provided for hereunder or which it may reasonably request.

Lender’s refusal to disburse any proceeds of the Loans on account of the provisions of this Section 3.3 shall not alter or diminish any of Borrower’s other obligations hereunder or otherwise prevent any breach or default of Borrower hereunder from becoming an Event of Default. Each Rate Election Notice submitted by Borrower hereunder shall constitute an affirmation that Borrower has performed, observed and complied with its covenants, conditions and agreements contained herein in all material respects and that all representations and warranties made by Borrower hereunder continue to be true and correct as of the date of such Rate Election Notice.

4.  GENERAL REPRESENTATIONS AND WARRANTIES. Borrower hereby covenants, represents and warrants to Lender as follows:

4.1.  Organization. Each of the Borrower and its Subsidiaries: (a) is a duly organized and validly existing corporation or bank in good standing under the laws of the jurisdiction of its incorporation or formation; (b) has all requisite power and authority, corporate or otherwise, to own, operate and lease its properties and to carry on its business as now being conducted; and (c) is duly qualified as a foreign bank or corporation and in good standing in all states in which it is doing business, except where it is not required to qualify or where the failure to so qualify would not have a material adverse effect on the Borrower and its Subsidiaries taken as a whole. The Borrower has made payment of all franchise and similar taxes in the State of Delaware, and in all of the jurisdictions in which it is qualified to do business, and so far as such taxes are due and payable at the date of this Agreement. The Borrower does not have any Subsidiaries other than those set forth in Schedule 4.1 of the Disclosure Schedule.

4.2.  Stock of Subsidiaries. All of the capital stock of each of the Borrower’s Subsidiaries has been duly authorized and validly issued, and is fully paid and nonassessable. Except as set forth in Schedule 4.2 of the Disclosure Schedule, the Borrower owns all of the issued and outstanding capital stock of each of its Subsidiaries free and clear of any claim, lien or other encumbrance, except for the security interests granted to Lender pursuant to the Pledge Agreement or as otherwise disclosed on the Borrower’s audited financial statements for its most recently ended fiscal year.

4.3.  Use of Proceeds.

4.3.1.  The proceeds of the Loans shall be used by the Borrower for working capital and other general corporate purposes.

4.3.2.  The Borrower does not own any "margin security" as such term is defined in Regulation G of the FRB. The Borrower will not use any part of the proceeds of the Loans: (i) directly or indirectly to purchase or carry any security or reduce or retire any indebtedness originally incurred to purchase any such security within the meaning of Regulation G of the Board; or (ii) so as to involve the Borrower in a violation of Regulation T, U or X of the FRB.

4.4.  Financial Statements. The Borrower has delivered to the Lender copies of its consolidated financial statements as of and for the year ending December 31, 2004, and as of and for the six months ending June  30, 2005, audited in the case of the Borrower’s year end financial statements by the Borrower’s certified public accountants (the "Financial Statements"). The Financial Statements are true and correct in all material respects, are in accordance with the respective books of account and records of the Borrower and have been prepared in accordance with GAAP, or applicable banking rules and regulations, as the case may be, applied on a basis consistent with prior periods, and fairly and accurately present the consolidated financial condition of the Borrower and its Subsidiaries and its and their respective assets and liabilities and results of operations as of such date. Since December 31, 2004, there has been no material adverse change in the financial condition, or operations of the Borrower and its Subsidiaries taken as a whole. The Financial Statements contain and reflect provisions for taxes, reserves and other liabilities of the Borrower and each of its Subsidiaries in accordance with GAAP or applicable banking rules and regulations, as the case may be.

4.5.  Title to Properties.

4.5.1.  The Borrower and its Subsidiaries have good and marketable fee title to all real property, and good and marketable title to all other property and assets reflected in the latest balance sheet included as part of the Financial Statements or purported to have been acquired by the Borrower or its Subsidiaries subsequent to such date, except property and assets sold or otherwise disposed of subsequent to the date of such balance sheet in the ordinary course of business. Except as disclosed in the Financial Statements, all material property and assets of any kind (real or personal, tangible or intangible) of the Borrower and each of its Subsidiaries are free from any material liens, encumbrances or defects in title.

4.5.2.  Except as disclosed in the Financial Statements, none of the assets or property the value of which is reflected in the latest balance sheet that is included as part of the Financial Statements is held by the Borrower or any of its Subsidiaries as lessee under any lease, or as conditional vendee under any conditional sales contract or other title retention agreement. The Borrower and each of its Subsidiaries enjoy peaceful and undisturbed possession under all of the material leases under which they are operating, all of which permit the customary operations of the Borrower and each of its Subsidiaries. None of such leases is in material default and no event has occurred which with the passage of time or the giving of notice, or both, would constitute a material default under any such lease.

4.6.  Legal and Authorized. The borrowing of the maximum principal amounts of the Loans, the execution and performance of this Agreement, the Note, the Pledge Agreement and the other Loan Documents and compliance by the Borrower with all of the provisions of this Agreement and of the other Loan Documents are within the corporate powers of the Borrower. Each of this Agreement, the Note, the Pledge Agreement and the other Loan Documents has been duly authorized, executed and delivered and is the legal, valid and binding obligation of the Borrower, and is enforceable in accordance with its respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other laws and subject to general principles of equity.

4.7.  No Defaults or Restrictions. Neither the execution, delivery or performance by the Borrower of any of the Loan Documents, nor compliance by it with the terms and provisions hereof or thereof: (a) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality; (b) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any of the property or assets of the Borrower or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other agreement, contract or instrument to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject; or (c) will violate any provision of the certificate of incorporation or bylaws of the Borrower or the organizational documents, charter or bylaws of any of its Subsidiaries. Neither the Borrower nor any of its Subsidiaries is in material default in the performance, observance or fulfillment of any of the terms, obligations, covenants, conditions or provisions contained in any indenture or other agreement creating, evidencing or securing indebtedness of any kind or pursuant to which any such indebtedness is issued, or other agreement or instrument to which the Borrower or any of its Subsidiaries is a party or by which it or its properties may be bound or affected, which would have a material adverse effect on the financial condition and operations of the Borrower and its Subsidiaries taken as a whole.

4.8.  Governmental Consent. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the date of this Agreement), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with: (a) the execution, delivery and performance by the Borrower of this Agreement, the Note, the Pledge Agreement or any of the other Loan Documents; or (b) the legality, validity, binding effect or enforceability of any of the Loan Documents.

4.9.  Taxes. Each of the Borrower and its Subsidiaries has filed and will continue to file all tax returns required to be filed by it and has paid and will pay all income taxes payable by it which have become due pursuant to such tax returns and all other taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith and for which adequate reserves have been established. Each of the Borrower and its Subsidiaries has paid, or has provided adequate reserves (in the good faith judgment of the management of the Borrower) for the payment of, all federal and state income taxes applicable for all prior fiscal years and for the current fiscal year to the date hereof. Except as set forth in Schedule 4.9 of the Disclosure Schedule, the Borrower has no knowledge of any audit, assessment or other proposed action or inquiry of the Internal Revenue Service or any other taxing authority with respect to any tax liability of the Borrower or any of its Subsidiaries.

4.10.  Compliance with Law. Each of the Borrower and its Subsidiaries is and will continue to be in material compliance with all applicable statutes, regulations and orders of, and all applicable material restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliance as would not, in the aggregate, have a material adverse effect on the business, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole.

4.11.  Employee Benefit Plans. All employee benefit plans, as defined in Section 3(3) of ERISA, established or maintained by the Borrower or any of its Subsidiaries or to which any of them contributes, are in compliance in all material respects with all applicable requirements of ERISA, and are in compliance in all material respects with all applicable requirements (including qualification and non-discrimination requirements in effect) of the Code, for obtaining the tax benefits the Code thereupon permits with respect to such employee benefit plans. For purposes of this Section, non-compliance with the Code and ERISA is material if such non-compliance would reasonably be expected to have a material adverse effect on the financial condition, assets or business of the Borrower and its Subsidiaries taken as a whole. No such employee benefit plan has, or at the time of any Loan will have, any amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA) for which the Borrower or any of its Subsidiaries would be liable to any Person under Title IV of ERISA if any such employee benefit plan were terminated as of the date hereof or as of the date of such Loan, which amounts would be material to the Borrower or any of its Subsidiaries. Such employee benefit plans are funded in accordance with Section 412 of the Code (if applicable). There would be no obligations which would be material to the Borrower or any of its Subsidiaries under Title IV of ERISA relating to any such employee benefit plan that is a multi-employer plan if any such plan were terminated or if the Borrower or any of its Subsidiaries withdrew from any such plan as of the date hereof or as of the date of any Loan.

4.12.  No Material Adverse Change. Since December 31, 2004, none of the business, operations, properties or assets of the Borrower and its Subsidiaries taken as a whole has been materially and adversely affected in any way as the result of any act or event, including fire, explosion, accident, act of God, strike, lockout, flood, drought, storm, earthquake, combination of workers or other labor disturbance, riot, activity of armed forces or of the public enemy, embargo, or nationalization, condemnation, requisition or taking of property, or cancellation or modification of contracts, by any domestic or foreign government or any instrumentality or agency thereof.

4.13.  Regulatory Enforcement Actions. Neither the Borrower nor any of its Subsidiaries, nor any of the officers or directors or any of them, is now operating under any restrictions, agreements, memoranda, or commitments (other than restrictions of general application) imposed by any Governmental Agency, nor are any such restrictions to the knowledge of the Borrower threatened or agreements, memoranda or commitments being sought by any Governmental Agency.

4.14.  Hazardous Materials. Neither the Borrower nor any of its Subsidiaries is in material violation of any applicable statute, regulation, ordinance or policy of any governmental entity relating to the ecology, human health, safety or the environment and no Hazardous Material is located on any real property owned or leased by the Borrower or any of its Subsidiaries or has been discharged from or to, or penetrated into, any real property (or surface or subsurface rivers or streams crossing or adjoining any real property) owned or leased by the Borrower or any of its Subsidiaries or the aquifer underlying any real property owned or leased by the Borrower or any of its Subsidiaries.

4.15.  Pending Litigation. There are no actions, suits, proceedings or written agreements pending, or, to the best knowledge of the Borrower, threatened or proposed, against the Borrower or any of its Subsidiaries at law or in equity or before or by any federal, state, municipal, or other governmental department, commission, board, or other administrative agency, domestic or foreign that if adversely determined would have a material adverse effect on the Borrower and its Subsidiaries taken as a whole; and none of the Borrower nor any of its Subsidiaries is in default with respect to any material order, writ, injunction, or decree of, or any written agreement with, any court, commission, board or agency, domestic or foreign.

4.16.  Investment Company Act. None of the Borrower or any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

4.17.  No Misstatement of Material Fact. No information, exhibit, report or document furnished by the Borrower to the Lender in connection with the negotiation or execution of this Agreement or any of the other Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading, all as of the date when furnished to the Lender.

4.18.  Subordination. The Junior Subordinated Debentures are expressly subordinate and junior in all respects (including, without limitation, with respect to the right of payment) to the Loans to the extent provided in the applicable Indenture. The Loans constitute “Senior Indebtedness” as defined in each Indenture.

4.19.  Representations and Warranties Generally. The representations and warranties set forth in this Agreement or in any other Loan Document will be true and correct on the date of this Agreement and as otherwise provided herein with the same force and effect as if made on each such date. All representations, warranties, covenants and agreements made in this Agreement or in any certificate or other document delivered to Lender by or on behalf of Borrower pursuant to or in connection with this Agreement shall be deemed to have been relied upon by Lender notwithstanding Lender’s review of any documents or materials delivered by Borrower to Lender pursuant to the terms hereof and notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf (and Borrower hereby acknowledges such reliance by Lender in making the Loans and all disbursements thereunder) and, furthermore, shall survive the making of any or all of the disbursements of proceeds under the Loans and continue in full force and effect as long as there remains unperformed any obligations to Lender hereunder or under any of the other Loan Documents.

5.  GENERAL COVENANTS, CONDITIONS AND AGREEMENTS. Borrower hereby further covenants and agrees with Lender as follows:

5.1.  Negative Covenants. The Borrower agrees that until it satisfies all of its obligations to the Lender, including its obligations to pay in full all principal, interest and other amounts due in accordance with the terms of this Agreement, the Note, the Pledge Agreement and the other Loan Documents, it shall not take any of the actions set forth below in this Section 5.1, nor permit any of its Subsidiaries to take any of the following actions, without the prior written consent of the Lender, which consent shall not be unreasonably withheld.

5.1.1.  Incur Indebtedness. Borrower shall not, nor shall it cause, permit or allow any Subsidiary to create, assume, incur, have outstanding, or in any manner become liable in respect of any Indebtedness other than that represented by this Agreement and the Notes; provided, however, that the foregoing shall not restrict nor operate to prevent:

5.1.1.1.  the obligations of the Borrower owing to the Lender and other indebtedness and obligations of the Borrower or any of its Subsidiaries from time to time owing to the Lender;

5.1.1.2.  Permitted Subsidiary Bank Indebtedness;

5.1.1.3.  Subject to Section 5.1.1.4, any indebtedness of the Borrower solely to any of its Subsidiaries, any indebtedness of any of the Borrower’s Subsidiaries solely to the Borrower and any indebtedness of any of the Borrower’s Subsidiaries solely to each other;

5.1.1.4.  unsecured subordinated indebtedness that ranks junior to, or on parity with, the Subordinated Debt in all respects, including, without limitation, as may be issued in connection with trust preferred securities caused to be issued by Borrower;

5.1.1.5.  purchase money indebtedness and capitalized lease obligations secured by liens permitted hereby; and

5.1.1.6.  unsecured indebtedness not otherwise permitted under this Section 5.1.1 in an aggregate amount not to exceed $20,000,000 outstanding at any time.

5.1.2.  Encumbrances. Borrower shall not, nor shall it cause, permit or allow any Subsidiary to directly or indirectly create, assume, incur, suffer or permit to exist any pledge, encumbrance, security interest, assignment, lien or charge of any kind or character on any of its assets, excepting only liens existing on the date hereof as shown on the Financial Statements; provided, however, that the foregoing shall not restrict nor operate to prevent:

5.1.2.1.  liens arising by statute in connection with worker’s compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith cash deposits in connection with tenders, contracts or leases to which the Borrower or any of its Subsidiaries is a party or other cash deposits in any such foregoing case that is required to be made in the ordinary course of business, provided in each case that the obligation is not for borrowed money and that the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves have been established therefor;

5.1.2.2.  mechanics’, workmen’s, materialmen’s, landlords’, carriers’, or other similar liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest;

5.1.2.3.  the pledge of assets for the purpose of securing an appeal, stay or discharge in the course of any legal proceeding, provided that the aggregate amount of liabilities of the Borrower and its Subsidiaries secured by a pledge of assets permitted under this subsection, including interest and penalties thereon, if any, shall not be in excess of $10,000,000 at any one time outstanding;

5.1.2.4.  liens, charges and encumbrances incidental to the conduct of the business of the Subsidiary Banks incurred in the ordinary course of business and not in connection with the borrowing of money, and liens securing Permitted Subsidiary Bank Indebtedness in the ordinary course of business;

5.1.2.5.  liens on property of the Borrower or any of its Subsidiaries created solely for the purpose of securing indebtedness permitted by Section 5.1.1.5, representing or incurred to finance, refinance or refund the purchase price of property, provided that no such lien shall extend to or cover other property of the Borrower or such Subsidiary other than the respective property so acquired, and the principal amount of indebtedness secured by any such lien shall at no time exceed the original purchase price of such property;

5.1.2.6.  liens to secure public funds or other pledges of funds required by law to secure deposits;

5.1.2.7.  repurchase agreements, reverse repurchase agreements and other similar transactions entered into by any Subsidiary Bank in the ordinary course of its banking or trust business; and

5.1.2.8.  utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or its Subsidiaries.

5.1.3.  Certain Business Activities. Borrower shall not, nor shall it cause, permit or allow any Subsidiary to engage in any business or activity not permitted by all applicable laws and regulations.

5.1.4.  Mergers and Consolidations; Sale of Assets. Borrower shall not, nor shall it cause, permit or allow any Subsidiary (a) to merge into or consolidate with or into any other person, firm or corporation, provided, however, any such merger or consolidation shall be permitted so long as the surviving entity is a wholly owned Subsidiary and such merger or consolidation would not have a material adverse effect on the financial condition or operations of the Borrower and its Subsidiaries taken as a whole, or (b) dispose of by sale, lease or otherwise property or assets now owned or hereafter acquired, other than in the ordinary course of business.

5.1.5.  Loans. Borrower shall not, nor shall it cause, permit or allow any Subsidiary to make any loans or advances whether secured or unsecured to any Person other than (a) loans or advances made in the ordinary course of its business and in accordance with applicable laws and regulations and safe and sound business practices, (b) the loans made by the Trusts to Borrower (in the aggregate principal amount of $78,000,000) evidenced by the corresponding Junior Subordinated Debentures, and (c) any other loan made to Borrower by a trust that has been established by Borrower in connection with any trust preferred securities caused to be issued by, or reflected in the consolidated financial statements of, Borrower, so long as the indebtedness of Borrower evidencing such loan is junior to or on parity with the Subordinated Debt in all respects.

5.1.6.  Investments. Borrower shall not, nor shall it cause, permit or allow any Subsidiary to acquire the capital stock, assets or obligations of or any interest in another corporation, partnership, trust, limited liability company or any other entity except where such acquisition would not, when considered as of the date of such acquisition, have a material adverse effect on the financial condition or operations of the Borrower and its Subsidiaries taken as a whole.

5.1.7.  Redemption of Capital Stock. Borrower shall not, nor shall it cause, permit or allow any Subsidiary to redeem any of its capital stock or otherwise change its capital structure where the same would result in a material adverse effect on the Borrower and its Subsidiaries taken as a whole.

5.1.8.  Unsafe and Unsound Practices. Borrower shall not, nor shall it cause, permit or allow any Subsidiary to engage in any unsafe or unsound business practice that would reasonably be expected to have a material adverse effect upon the Borrower and its Subsidiaries taken as a whole.

5.1.9.  Compliance with Loan Documents. Borrower shall not, nor shall it cause, permit or allow any Subsidiary to breach or fail to perform or observe any of the material terms and conditions of this Agreement, the Notes, the Pledge Agreement or any other document or agreement entered into or delivered in connection with, or relating to, the Loans.

5.1.10.  Compliance with Laws. Borrower shall not, nor shall it cause, permit or allow any Subsidiary to commit any material violation of any law or regulation, or any condition imposed by or undertaking provided to any Government Agency which would result in a material adverse effect on the Borrower and its Subsidiaries taken as a whole.

5.1.11.  USA Patriot Act Matters. Borrower shall not, nor shall it permit, cause or allow, any Subsidiary to (a) be or become subject at any time to any law, regulation, or list of any Government Agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits the Lender from making any advance or extension of credit to the Borrower or from otherwise conducting business with the Borrower, or (b) fail to provide documentary or other evidence of the Borrower’s identity as may be requested by the Lender at any time to enable the Lender to verify the Borrower’s identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318.

5.2.  Affirmative Covenants. The Borrower agrees that until it satisfies all of its obligations to the Lender, including its obligations to pay in full all principal, interest and other amounts due in accordance with the terms of this Agreement, the Note, the Pledge Agreement and the other Loan Documents, it shall perform the covenants set forth below in this Section 5.2.

5.2.1.  Reporting. Borrower shall furnish and deliver to the Lender:

5.2.1.1.  as soon as practicable, and in no event later than 45 days after the end of each of the first three calendar quarterly periods of the Borrower a copy of: (a) the Borrower’s balance sheet at the end of such quarter, and the Borrower’s income statement and statements of changes in financial position and cash flow for the three months then ended, with all supporting schedules, prepared on a consolidated basis in accordance with GAAP consistently applied and signed by the Chief Financial Officer of the Borrower; and (b) all financial statements, including all Call Reports, filed by any of the Subsidiary Banks;

5.2.1.2.  as soon as practicable, and in no event later than 90 days after the end of each calendar year, a copy of: (a) the Borrower’s consolidated balance sheet as of the end of such year and the Borrower’s consolidated income, changes in financial position and cash flow statements for the year then ended audited by Borrower’s Accountant and accompanied by an unqualified opinion; and (b) all financial statements and reports, including Call Reports and annual reports, filed annually by any of the Subsidiary Banks with any state or federal bank regulatory authority;

5.2.1.3.  promptly after receiving knowledge thereof, notice in writing of all charges, assessments, actions, suits and proceedings (as well as notice of the outcome of any such charges, assessments, actions, suits and proceedings) that are proposed or initiated by, or brought before, any court or Governmental Agency, in connection with the Borrower or any of its Subsidiaries, other than ordinary course of business litigation not involving the FRB, the FDIC, the OTS, the MOFIS, the IDFPR or any other Government Agency, which, if adversely decided, would not have a material effect on the financial condition or operations of the Borrower and its Subsidiaries taken as a whole;

5.2.1.4.  promptly after the occurrence thereof, notice of any other matter which has resulted in a materially adverse change in the financial condition or operations of the Borrower and its Subsidiaries taken as a whole;

5.2.1.5.  at the same time as the quarterly financial reports referred to in Section 5.2.1.1, a quarterly compliance certificate in the form attached as Exhibit G hereto, which certificate shall state that (a) Borrower is in compliance in all material respects with all covenants contained in this Agreement, (b) that no Potential Event of Default or Event of Default has occurred or is continuing, or, if there is any such event, describing such event, the steps, if any, that are being taken to cure it, and the time within which such cure will occur and (c) all representations and warranties made by Borrower herein continue to be true as of the date of such certificate. Such quarterly compliance certificate shall be signed by the Chief Executive Officer, President or Chief Financial Officer of Borrower and shall also contain, in a form and with such specificity as is reasonably satisfactory to Lender, a computation of the financial covenants set forth in Article 7 hereof and such additional information as Lender shall have reasonably requested by Borrower prior to the submission thereof; and

5.2.1.6.  to the extent permitted by law, promptly after same are available, copies of each annual report, proxy or financial statement or other report or communication sent by Borrower or any Subsidiary to the shareholders of Borrower. Promptly following Lender’s written request therefor, one copy of each written audit report submitted to Borrower by Borrower’s Accountant (or such audit reports that are so requested by Lender).

5.2.2.  Payment of Taxes. Borrower shall promptly pay and discharge all taxes, assessments and other governmental charges imposed upon the Borrower or any of its Subsidiaries, upon the income, profits, or property of the Borrower or any of its Subsidiaries, and all claims for labor, material or supplies which, if unpaid, might by law become a lien or charge upon the property of the Borrower or any of its Subsidiaries; provided, however, that the Borrower shall not be required to pay any such tax, assessment, charge or claim, so long as the validity thereof is being contested in good faith by appropriate proceedings, and reserves therefor are maintained on the books of the Borrower or any of its Subsidiaries, as the case may be.

5.2.3.  Corporate Existence. Borrower shall maintain its own corporate existence and good standing and that of each of its Subsidiaries in all jurisdictions in which it or they are doing business, except where the failure to so qualify would not have a material adverse effect on the Borrower and its Subsidiaries taken as a whole.

5.2.4.  Insurance. Borrower shall maintain bonds and insurance for it and each of its Subsidiaries with responsible and reputable insurance companies or associations in such amounts and covering such risk as is usually carried by owners of similar businesses and properties in the same general area in which the Borrower operates.

5.2.5.  Filings with Governmental Agencies. Borrower shall file or cause to be filed in a timely manner all filings of it and each of its Subsidiaries with all Governmental Agencies and cause such filings to be true and correct in all material respects.

5.2.6.  Books and Records. Borrower shall maintain or cause to be maintained its books, accounts and records and those of each of its Subsidiaries in the usual, regular and ordinary manner, on a basis consistent with prior years and in material compliance with any legal requirements.

5.2.7.  Compliance with Laws. Borrower shall comply and cause each of its Subsidiaries to comply with each federal, state, local, municipal, foreign, international or other administrative order, law, ordinance, principle of common law, regulation or statute applicable to it or to the conduct or operation of its respective business or the ownership or use of any of its respective assets where the failure to be in such full compliance would reasonably be expected to have a material adverse effect on the Borrower and its Subsidiaries taken as a whole.

5.2.8.  Inspection Rights. Borrower shall, and shall cause each Subsidiary to, permit the Lender and its duly authorized representatives and agents to visit and inspect the corporate books and financial records of the Borrower and each of its Subsidiaries, to examine and make copies of the books of accounts and other financial records of the Borrower and each of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and each of its Subsidiaries with, and to be advised as to the same by, its officers, employees and independent public accountants (and by this provision the Borrower hereby authorizes such accountants to discuss with the Lender the finances and affairs of the Borrower and of each of its Subsidiaries) at such reasonable times and reasonable intervals as the Lender may designate; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to make available to the Lender any customer lists or other proprietary information unless such information is required by the Lender to determine the financial condition of the Borrower or any of its Subsidiaries or to determine the ability of either to meet its obligations hereunder; and

5.2.9.  Additional Information. Borrower shall provide promptly to the Lender other information concerning the business, operations, financial condition and regulatory status of the Borrower and its Subsidiaries as the Lender may from time to time reasonably request.

6.  ADDITIONAL COVENANTS.

6.1.  Lender Expenses. Whether or not any Loan is made, Borrower will (a) pay all reasonable costs and expenses of the Lender incident to the transactions contemplated by this Agreement including, without limitation, all costs and expenses incurred in connection with the preparation, negotiation and execution of the Loan Documents, or in connection with any modification, amendment, alteration, or the enforcement of this Agreement, the Notes, the Subordinated Debenture or the other Loan Documents, including, without limitation, the Lender’s out-of-pocket expenses and the charges and disbursements to counsel retained by the Lender, and (b) pay and save the Lender and all other holders of the Notes and Subordinated Debenture harmless against any and all liability with respect to amounts payable as a result of (i) any taxes which may be determined to be payable in connection with the execution and delivery of this Agreement, the Notes, the Subordinated Debenture or the other Loan Documents or any modification, amendment or alteration of the terms or provisions of this Agreement, the Notes, the Subordinated Debenture or the other Loan Documents, (ii) any interest or penalties resulting from nonpayment or delay in payment of such expenses, charges, disbursements, liabilities or taxes, and (iii) any income taxes in respect of any reimbursement by Borrower for any of such violations, taxes, interests or penalties paid by the Lender. The obligations of the Borrower under this Section 6.1 shall survive the repayment in full of the Notes and the Subordinated Debenture. Any of the foregoing amounts incurred by the Lender and not paid by the Borrower upon demand shall bear interest from the date incurred at the rate of interest in effect or announced by Lender from time to time as its Base Rate plus 6% per annum and shall be deemed part of the Borrower’s Liabilities hereunder.

6.2.  Subordinated Debt. If the Subordinated Debt ceases to be deemed to be Tier 2 Capital other than due to the limitation imposed by the second sentence of 12 C.F.R. §250.166(e), which limits the capital treatment of subordinated debt during the five years immediately preceding the maturity date of the subordinated debt, Borrower shall: (a) immediately notify Lender; and (b) immediately upon request of Lender execute and deliver all such agreements (including, without limitation, pledge agreements and replacement notes) as Lender may reasonably request in order to restructure the obligations evidenced by the Subordinated Debt as a senior secured obligation of Borrower.

7.  FINANCIAL COVENANTS.

7.1.  Capitalization. Borrower (on a consolidated basis) shall maintain and cause each Subsidiary Bank to maintain such capital as may be necessary to cause (a) Borrower to be classified as “adequately capitalized” and (b) each Subsidiary Bank to be classified as “well capitalized,” each in accordance with the rules and regulations of its primary federal regulator, as in effect from time to time and consistent with the financial information and reports contemplated in Section 5 hereof.

7.2.  Regulatory Capital. Borrower shall cause the aggregate amount of Tier 1 Capital of the Subsidiary Banks to be not less than $150,000,000 at all times. For purposes of this Agreement, “Tier 1 Capital” shall have the definition provided in, and shall be determined in accordance with the plan and regulation of the primary federal regulator of each Subsidiary Bank and shall be consistent with the financial information and reports contemplated in Section 5 hereof.

7.3.  Minimum Return on Average Assets. Borrower (on a consolidated basis) shall maintain, on an annualized basis, an annual return on Average Total Assets of greater than 0.80%. The covenant set forth in this Section 7.3 shall be calculated quarterly beginning with the quarter ended September 30, 2005, shall be derived from the quarterly report filed by Borrower with its primary federal regulator and shall be consistent with the financial information and reports contemplated in Section 5 hereof. For purposes of this Agreement, “Average Total Assets” shall have the definitions provided in, and shall be determined in accordance with, the rules and regulations of the primary federal regulator of Borrower.

7.4.  Non-Performing Asset Ratio. Borrower (on a consolidated basis) shall maintain at all times the ratio of (a) Nonperforming Assets to (b) the sum of total stockholders’ equity and allowance for loan losses at less than 25%. The ratio set forth in this Section 7.4 shall be calculated quarterly beginning with the quarter ended September 30, 2005, shall be derived from the quarterly report filed with Borrower’s primary federal regulator and shall be consistent with the financial information and reports contemplated in Section 5 hereof. For purposes of this Agreement, “Nonperforming Assets” shall mean, on an aggregate basis for all Subsidiary Banks, the sum of all other real estate owned and repossessed assets, non-accrual loans, restructured loans and loans on which any payment is 90 or more days past due but which continue to accrue interest.

8.  BORROWER’S DEFAULT.

8.1.  Borrower’s Defaults and Lender’s Remedies.

8.1.1.  Events of Default. Each of the following shall constitute an “Event of Default” under this Agreement:

8.1.1.1.  Borrower fails to pay, when due, any principal of or installment of interest on any Note; or

8.1.1.2.  Borrower fails to pay, when due, any other amount payable under this Agreement, the Notes (other than principal or interest) or any other Loan Document, and such failure continues for a period of five Business Days after notice thereof from Lender to Borrower; or

8.1.1.3.  Borrower fails to keep or perform any of its agreements, undertakings, obligations, covenants or conditions under this Agreement not expressly referred to in another clause of this Section 8.1 and such failure continues for a period of ten days after notice thereof from Lender to Borrower; or

8.1.1.4.  Any “Event of Default” or “Default” as defined under, or a default or breach in any respect by Borrower of any representation, warranty, covenant or agreement under, any of the Loan Documents occurs; or

8.1.1.5.  Any representation, warranty or certification made in this Agreement by Borrower or otherwise made in writing in connection with or as contemplated by this Agreement or any of the other Loan Documents by Borrower shall be or become materially incorrect or false, or any representation to Lender by Borrower as to the financial condition or credit standing of Borrower is or proves to be false or misleading; or

8.1.1.6.  The dissolution of Borrower, or the occurrence of any material management or organizational change in Borrower which Lender determines, in its sole and absolute discretion, shall have a material adverse effect on any Loan, or on the ability of Borrower to perform its respective obligations under the Loan Documents; or

8.1.1.7.  The execution by Borrower of any secondary or additional financing agreements or arrangements of any kind whatsoever secured, in whole or in part, by all or any part of or interest in any Collateral; or

8.1.1.8.  There occurs, in the reasonable opinion of Lender, a material adverse change in the financial condition of Borrower; or

8.1.1.9.  Any order or decree is entered by any court of competent jurisdiction directly or indirectly enjoining or prohibiting Lender or Borrower from performing any of their obligations under this Agreement or any of the Loan Documents, and such order or decree is not vacated, and the proceedings out of which such order or decree arose are not dismissed, within 60 days after the granting of such decree or order; or

8.1.1.10.  The filing of formal charges by any governmental or quasi-governmental entity, including, without limitation, the issuance of an indictment, under a RICO Related Law against Borrower or any Affiliate of Borrower; or

8.1.1.11.  Final judgment or judgments for the payment of money is or are outstanding against any Borrower or against any of their property or assets, and any one of such judgments has remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of 30 days from the date of its entry; or

8.1.1.12.  The FRB, the FDIC, the OTS, the MOFIS, the IDFPR or other Governmental Agency charged with the regulation of bank holding companies or depository institutions: (a) issues to Borrower or any Subsidiary Bank, or initiates any action, suit or proceeding to obtain against, impose on or require from Borrower or any Subsidiary Bank, a cease and desist order or similar regulatory order, the assessment of civil monetary penalties, articles of agreement, a memorandum of understanding, a capital directive, a capital restoration plan, restrictions that prevent or as a practical matter materially impair the payment of dividends by any Subsidiary Bank, the effect of which would materially and adversely affect the ability of Borrower to repay any Loan, or the payments of any debt by Borrower, restrictions that make the payment of the dividends by any Subsidiary Bank, the effect of which would materially and adversely affect the ability of Borrower to repay any Loan, or the payment of debt by Borrower subject to prior regulatory approval, a notice or finding under Section 8(a) of the FDI Act, or any similar enforcement action, measure or proceeding; or (b) proposes or issues to any executive officer or director of Borrower or any Subsidiary Bank, or initiates any action, suit or proceeding to obtain against, impose on or require from any such officer or director, a cease and desist order or similar regulatory order, a removal order or suspension order, or the assessment of civil monetary penalties, the effect of which would materially and adversely affect the ability of Borrower to repay any Loan; or

8.1.1.13.  Any Subsidiary Bank is notified that it is considered an institution in “troubled condition” within the meaning of 12 U.S.C. Section 1831i and the regulations promulgated thereunder, or if a conservator or receiver is appointed for any Subsidiary Bank; or

8.1.1.14.  Borrower or any Subsidiary becomes insolvent or is unable to pay its debts as they mature; or makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts as they mature; or suspends transaction of its usual business; or if a trustee of any substantial part of the assets of Borrower or any Subsidiary is applied for or appointed, and if appointed in a proceeding brought against Borrower, Borrower by any action or failure to act indicates its approval of, consent to, or acquiescence in such appointment, or within 30 days after such appointment, such appointment is not vacated or stayed on appeal or otherwise, or shall not otherwise have ceased to continue in effect; or

8.1.1.15.  Any proceedings involving Borrower or any Subsidiary are commenced by or against Borrower or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or statute of the federal government or any state government and, with respect to Borrower only, if such proceedings are instituted against Borrower, Borrower by any action or failure to act indicates its approval of, consent to or acquiescence therein, or an order shall be entered approving the petition in such proceedings and within 30 days after the entry thereof such order is not vacated or stayed on appeal or otherwise, or shall not otherwise have ceased to continue in effect; or

8.1.1.16.  Borrower applies for, consents to or acquiesces in the appointment of a trustee, receiver, conservator or liquidator for itself under Chapter 7 or Chapter 11 of the Bankruptcy Code (the “Code Provisions”), or in the absence of such application, consent or acquiescence, a trustee, conservator, receiver or liquidator is appointed for Borrower under the Code Provisions, and is not discharged within 30 days, or any bankruptcy, reorganization, debt arrangement or other proceeding or any dissolution, liquidation, or conservatorship proceeding is instituted by or against Borrower under the Code Provisions, and if instituted against Borrower, is consented or acquiesced in by it or remains for 30 days undismissed, or if Borrower is enjoined, restrained or in any way prevented from conducting all or any material part of its business under the Code Provisions; or

8.1.1.17.  Any Subsidiary Bank applies for, consents to or acquiesces in the appointment of a receiver for itself, or in the absence of such application, consent or acquiescence, a receiver is appointed for any Subsidiary Bank, and is not discharged within 30 days; or

8.1.1.18.  Fifteen days after notice thereof, Borrower or any Subsidiary continues to be in default in any payment of principal or interest for any other obligation or in the performance of any other term, condition or covenant contained in any agreement (including, without limitation, an agreement in connection with the acquisition of capital equipment on a title retention or net lease basis), under which any such obligation is created the effect of which default is to cause or permit the holder of such obligation to cause such obligation to become due prior to its stated maturity; or

8.1.1.19.  The Pledged Stock (as defined in the Pledge Agreement) is attached, seized, subjected to a writ of distress warrant, or is levied upon or becomes subject to any lien, claim, security interest or other encumbrance of any kind, or comes within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors; or

8.1.1.20.  Any Subsidiary applies for, consents to or acquiesces in the appointment of a receiver for itself, or in the absence of such application, consent or acquiescence, a receiver is appointed for any Subsidiary; or

8.1.1.21.  Any of the Junior Subordinated Debentures are no longer (or any other Indebtedness incurred in connection with, or relating to, any trust preferred securities issued by a trust created by Borrower is not) junior and subordinate in all respects to the Loans.

8.1.2.  Lender’s Remedies. Subject to Section 8.6, upon the occurrence of any Event of Default, Lender shall have the right, if such Event of Default shall then be continuing, in addition to all the remedies conferred upon Lender by law or equity or the terms of any Loan Document, to do any or all of the following, concurrently or successively, without notice to Borrower:

8.1.2.1.  Declare the Notes to be, and it shall thereupon become, immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or in any Note to the contrary notwithstanding; or

8.1.2.2.  Terminate Lender’s obligations under this Agreement to extend credit of any kind or to make any disbursement, whereupon the commitment and obligation of Lender to extend credit or to make disbursements hereunder shall terminate; or

8.1.2.3.  Exercise all of its rights and remedies at law, in equity and/or pursuant to any or all Collateral Documents, including foreclosing on the Collateral.

Borrower shall pay to Lender, upon demand, all expenses (including, without limitation, attorneys’ fees and expenses) of obtaining such judgment or decree or of otherwise seeking to enforce its rights under this Agreement or any of the other Loan Documents or other related documents; and all such expenses, as determined by Lender in its sole and absolute discretion, shall, until paid, be secured by the Loan Documents and shall bear interest at the Default Rate.

8.2.  Protective Advances. If an Event of Default occurs, Lender may (but shall in no event be required to) cure any such Event of Default and any amounts expended by Lender in so doing, as determined by Lender in its sole and absolute discretion, shall (a) be deemed advanced by Lender under an obligation to do so regardless of the identity of the person or persons to whom such funds are furnished, (b) constitute additional advances hereunder, the payment of which is additional indebtedness evidenced by the applicable Note(s) that correspond(s) to the subject Event of Default, and (c) become due and owing, at Lender’s demand, with interest accruing from the date of disbursement thereof until fully paid at the Default Rate.

8.3.  Other Remedies. If any Event of Default shall occur and be continuing, Lender may, in addition to any other rights and remedies hereunder, exercise any and all remedies provided in any of the other Loan Documents and other related documents.

8.4.  No Lender Liability. To the extent permitted by law, Lender shall have no liability for any loss, damage, injury, cost or expense resulting from any action or omission by it, or any of its representatives, which was taken, omitted or made in good faith.

8.5.  Lender’s Fees and Expenses. In case of any Event of Default hereunder, Borrower shall pay Lender’s fees and expenses including, without limitation, attorneys’ fees and expenses, in connection with the enforcement of this Agreement or any of the other Loan Documents or other related documents.

8.6.  Limitation on Remedies with Respect to Subordinated Debt.  If an Event of Default under Sections 8.1.1.16 or 8.1.1.17 shall occur, Lender may declare the Subordinated Debenture and any other amounts due Lender hereunder immediately due and payable, whereupon the Subordinated Debenture and such other amounts payable hereunder shall immediately become due and payable, without presentment, demand, protest or notice of any kind. If Borrower receives a written notification from the FRB that the Subordinated Debenture no longer constitutes Tier 2 Capital of Borrower (the “Federal Reserve Notice”), other than due to the limitation imposed by the second sentence of 12 C.F.R. §250.166(e), which limits the capital treatment of subordinated debt during the five years immediately preceding the maturity date of the subordinated debt, and if thereafter any Event of Default shall occur under Section 8.1, Lender may declare the Subordinated Debenture and any other amounts due Lender hereunder immediately due and payable, whereupon the Subordinated Debenture and such other amounts payable hereunder shall immediately become due and payable, without presentment, demand, protest or notice of any kind. Upon the occurrence of an Event of Default, it is specifically understood and agreed that, notwithstanding the curing of such Event of Default, Borrower shall not be released from any of its covenants hereunder unless and until the Subordinated Debenture is paid in full. Upon the occurrence of an Event of Default without notice by Lender to or demand by Lender of Borrower, Lender shall have no further obligation to and may then forthwith cease advancing monies or extending credit to or for the benefit of Borrower under this Agreement and the other Loan Documents. The parties agree that until the earlier of the Subordinated Debt Maturity Date or the delivery of a Federal Reserve Notice, Lender may only enforce Borrower’s obligations under the Subordinated Debt (a) if Borrower fails to pay interest when due on the Subordinated Debenture, in which case Lender may pursue Borrower for such interest, (b) if Borrower fails to comply with any of the covenants set forth in Section 5 (other than with respect to events, actions and transactions referenced in Sections 5.1.1, 5.1.2 and 5.1.4 that may not be prohibited or otherwise limited in instruments that qualify as Tier 2 Capital pursuant to regulations, rules and other publicly available guidance of the FRB as of the date hereof, as determined by the FRB), in which case Lender may pursue Borrower to ensure that Borrower complies with such covenants, or (c) if an Event of Default occurs under Sections 8.1.1.16 or 8.1.1.17, in which case the first sentence of this Section 8.6 shall govern.

9.  MISCELLANEOUS.

9.1.  Release; Indemnification. Borrower hereby releases Lender from any and all causes of action, claims or rights which the Borrower may now or hereafter have for, or which may arise from, any loss or damage caused by or resulting from (a) any failure of Lender to protect, enforce or collect in whole or in part any of the Collateral and (b) any other act or omission to act on the part of Lender, its officers, agents or employees, except in each instance for willful misconduct and gross negligence. Borrower shall indemnify, defend and hold Lender and its Affiliates harmless from and against any and all losses, liabilities, obligations, penalties, claims, fines, demands, litigation, defenses, costs, judgments, suits, proceedings, actual damages, disbursements or expenses of any kind or nature whatsoever (including, without limitation, attorneys’ fees and expenses) which may at any time be either directly or indirectly imposed upon, incurred by or asserted or awarded against Lender or any of Lender’s Affiliates in connection with, arising from or relating to Lender’s entering into or carrying out the terms of this Agreement or being the holder of any Note, other than any loss, liability, damage, suit, claim, expense, fees or costs arising solely by reason of Lender’s or any of Lender’s Affiliates’ willful misconduct or gross negligence.

9.2.  Assignment and Participation. Lender may pledge or otherwise hypothecate all or any portion of this Agreement or grant participations herein (provided Lender acts as agent for any participants, except as provided below) or in any of its rights and security hereunder, including, without limitation, the Notes. Lender may also assign all or any part of any Loan and Lender’s obligations in connection therewith to one or more commercial banks or other financial institutions or investors (each an “Assignee Lender”). Lender shall notify Borrower in advance of the identity of any proposed Assignee Lender. Upon delivery to Borrower of an executed copy of the Assignee Lender’s assignment and acceptance (a) each such Assignee Lender shall be deemed to be a party hereto and, to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender, such Assignee Lender shall have the rights and obligations of Lender hereunder and under the other Loan Documents and other related documents (b) Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it, shall be released from its obligations hereunder and under the other Loan Documents (including, without limitation, the obligation to fund the Assignee Lender’s share of the Loans) and other related documents. Within five Business Days after receipt of a copy of the executed assignment and acceptance document, Borrower shall execute and deliver to Lender a new Note or Notes, as applicable (for delivery to the relevant Assignee Lender), evidencing such Assignee Lender’s assigned portion of the Loans and a replacement Note or Notes, as applicable, in the principal amount of the Loans retained by Lender (such Note to be in exchange for, but not in payment of, the Note then held by Lender). Such Note shall be dated the date of the predecessor Note. Lender shall mark the predecessor Note “exchanged” and deliver it to Borrower. Accrued interest on that part of the predecessor Note evidenced by the new Note, and accrued fees, shall be paid as provided in the assignment agreement between Lender and to the Assignee Lender. Accrued interest on that part of the predecessor Note evidenced by the replacement Note shall be paid to Lender. Accrued interest and accrued fees shall be so apportioned between the Note and paid at the same time or times provided in the predecessor Note and in this Agreement. Borrower authorizes Lender to disclose to any prospective Assignee Lender any financial or other information pertaining to Borrower or the Loans. In addition, Borrower agrees that, if so requested by Lender, Borrower will cause all insurance policies, binders and commitments (including, without limitation, casualty insurance and title insurance) required by the Loan Documents or other related documents to be delivered to Lender to name the Assignee Lender as an additional insured or obligee, as Lender may request. Anything in this Agreement to the contrary notwithstanding, and without the need to comply with any of the formal or procedural requirements of this Agreement, including this Section 9.2, Lender may at any time and from time to time pledge and assign all or any portion of its rights under all or any of the Loan Documents and other related documents to a Federal Reserve Bank; provided that no such pledge or assignment shall release Lender from its obligations thereunder.

9.3.  Prohibition on Assignment. Borrower shall not assign or attempt to assign its rights under this Agreement, either voluntarily or by operation of law.

9.4.  Time of the Essence. Time is of the essence of this Agreement.

9.5.  No Waiver. No waiver of any term, provision, condition, covenant or agreement herein contained shall be effective unless set forth in a writing signed by Lender, and any such waiver shall be effective only to the extent set forth in such writing. No failure to exercise or delay in exercising, by Lender or any holder of any Note, of any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right or remedy provided by law. The rights and remedies provided in this Agreement are cumulative and not exclusive of any right or remedy provided by law or equity. No notice or demand on Borrower in any case shall, in itself, entitle Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Lender to any other or further action in any circumstances without notice or demand. No consent or waiver, expressed or implied, by Lender to or of any breach or default by Borrower in the performance of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of the same or any other obligations of Borrower hereunder. Failure on the part of Lender to complain of any acts or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by Lender of its rights hereunder or impair any rights, powers or remedies on account of any breach or default by Borrower.

9.6.  Severability. Any provision of this Agreement which is unenforceable or invalid or contrary to law, or the inclusion of which would adversely affect the validity, legality or enforcement of this Agreement, shall be of no effect and, in such case, all the remaining terms and provisions of this Agreement shall subsist and be fully effective according to the tenor of this Agreement the same as though any such invalid portion had never been included herein. Notwithstanding any of the foregoing to the contrary, if any provisions of this Agreement or the application thereof are held invalid or unenforceable only as to particular persons or situations, the remainder of this Agreement, and the application of such provision to persons or situations other than those to which it shall have been held invalid or unenforceable, shall not be affected thereby, but shall continue valid and enforceable to the fullest extent permitted by law.

9.7.  Usury; Revival of Liabilities. All agreements between Borrower and Lender (including, without limitation, this Agreement and any other Loan Documents) are expressly limited so that in no event whatsoever shall the amount paid or agreed to be paid to Lender exceed the highest lawful rate of interest permissible under the laws of the State of Illinois. If, from any circumstances whatsoever, fulfillment of any provision hereof or of any other Loan Documents, at the time performance of such provision shall be due, shall involve exceeding the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the highest lawful rate of interest permissible under the laws of the State of Illinois, and if for any reason whatsoever, Lender shall ever receive as interest an amount which would be deemed unlawful, such interest shall be applied to the payment of the last maturing installment or installments of the indebtedness secured by the Collateral (whether or not then due and payable) and not to the payment of interest. To the extent that the Lender received any payment on account of the Borrower’s Liabilities and any such payment(s) and/or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated and/or required to be repaid to a trustee, receiver or any other Person under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment(s) or proceeds received, the Borrower’s Liabilities or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment(s) and/or proceeds had not been received by Lender and applied on account of the Borrower’s Liabilities; provided, however, if Lender successfully contests any such invalidation, declaration, set aside, subordination or other order to pay any such payment and/or proceeds to any third party, the revived Borrower’s Liabilities shall be deemed satisfied.

9.8.  Notices. Any notice which either party hereto may be required or may desire to give hereunder shall be deemed to have been given if in writing and if delivered personally, or if mailed, postage prepaid, by United States registered or certified mail, return receipt requested, or if delivered by a responsible overnight courier, addressed:

if to Borrower:   PrivateBancorp, Inc.
10 North Dearborn
Chicago, Illinois 60602
Attn: Mr. Dennis L. Klaeser
Telephone No.: (312) 683-7100
Fax No.: 312-683-1493
E-Mail Address: dklaeser@pvtb.com

if to Lender:   LaSalle Bank National Association
135 South LaSalle Street
Chicago, Illinois 60603
Attn: Mr. Michael A. Tighe, Jr.
Telephone No.: (312) 904-7083
Fax No.: (312) 904-6352
E-Mail Address: michael.tighe@abnamro.com

or to such other address or addresses as the party to be given notice may have furnished in writing to the party seeking or desiring to give notice, as a place for the giving of notice, provided that no change in address shall be effective until seven days after being given to the other party in the manner provided for above. Any notice given in accordance with the foregoing shall be deemed given when delivered personally or, if mailed, five Business Days after it shall have been deposited in the United States mails as aforesaid or, if sent by overnight courier, the Business Day following the date of delivery to such courier.

9.9.  Successors and Assigns. This Agreement shall inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns except that, unless Lender consents in writing, no assignment made by Borrower in violation of this Agreement shall confer any rights on any assignee of Borrower.

9.10.  No Joint Venture. Nothing contained herein or in any document executed pursuant hereto and no action or inaction whatsoever on the part of Lender, shall be deemed to make Lender a partner or joint venturer with Borrower.

9.11.  Brokerage Commissions. Borrower shall indemnify, defend and hold Lender and its Affiliates harmless from and against any and all losses, liabilities, obligations, penalties, claims, fines, lost profits, demands, litigation, defenses, costs, judgments, suits, proceedings, damages, disbursements or expenses of any kind or nature whatsoever (including, without limitation, attorneys’ fees and expenses), consequential or otherwise, which may at any time be either directly or indirectly imposed upon, incurred by or asserted or awarded against Lender or any of its Affiliates in connection with, arising out of or relating to any claim of a broker’s or finder’s fee against Lender or any person or entity in connection with the transaction herein contemplated arising out of or relating to Borrower’s or Lender’s action or inaction.

9.12.  Publicity. Except in accordance with its obligations under the Securities Exchange Act of 1934, as amended, Borrower shall not publicize any Loan without the prior written consent of Lender.

9.13.  Documentation. All documents and other matters required by any of the provisions of this Agreement to be submitted or furnished to Lender shall be in form and substance satisfactory to Lender.

9.14.  Additional Assurances. Borrower agrees that, at any time or from time to time, upon the written request of Lender, it will execute all such further documents and do all such other acts and things as Lender may reasonably request to effectuate the transaction herein contemplated.

9.15.  Entire Agreement. This Agreement and the Disclosure Schedule and Exhibits hereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof and may not be modified or amended in any manner other than by supplemental written agreement executed by the parties hereto.

9.16.  Choice of Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois. Nothing herein shall be deemed to limit any rights, powers or privileges which Lender may have pursuant to any law of the United States of America or any rule, regulation or order of any department or agency thereof and nothing herein shall be deemed to make unlawful any transaction or conduct by Lender which is lawful pursuant to, or which is permitted by, any of the foregoing.

9.17.  Forum; Venue. To induce Lender to accept this Agreement and the other Loan Documents, Borrower irrevocably agrees that all actions or proceedings in any way, manner, or respect, arising out of or from or related to this Agreement or the other Loan Documents shall be litigated only in courts having suits within Chicago, Illinois. Borrower hereby consents and submits to the jurisdiction of any local, state, or federal court located within said city. Borrower hereby waives any right it may have to transfer or change the venue of any litigation brought against Borrower by Lender.

9.18.  No Third Party Beneficiary. This Agreement is made for the sole benefit of Borrower and Lender, and no other person shall be deemed to have any privity of contract hereunder nor any right to rely hereon to any extent or for any purpose whatsoever, nor shall any other person have any right of action of any kind hereon or be deemed to be a third party beneficiary hereunder.

9.19.  Legal Tender of United States. All payments hereunder shall be made in coin or currency which at the time of payment is legal tender in the United States of America for public and private debts.

9.20.  Captions; Counterparts. Captions contained in this Agreement in no way define, limit or extend the scope or intent of their respective provisions. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

9.21.  Knowledge; Discretion. All references herein to a party’s best knowledge shall be deemed to mean the best knowledge of such party based on commercially reasonable inquiry. All references herein to Borrower’s knowledge shall be deemed to refer to the knowledge of Borrower and each Subsidiary. Unless specified to the contrary herein, all references herein to an exercise of discretion or judgment by Lender, to the making of a determination or designation by Lender, to the application of Lender’s discretion or opinion, to the granting or withholding of Lender’s consent or approval, to the consideration of whether a matter or thing is satisfactory or acceptable to Lender, or otherwise involving the decision making of Lender, shall be deemed to mean that Lender shall decide unilaterally using its sole and absolute discretion or judgment.

9.22.  Extension Notice and Sub Debt Approval Notice. Lender shall use commercially reasonable efforts to procure the necessary approvals from its Affiliate to enable it (a) to extend the Revolving Loan Maturity Date to December 31, 2006 and (b) to increase the Subordinated Debt Amount to $25,000,000. If it obtains such approvals, or either of them, it shall promptly deliver to Borrower the Extension Notice or the Sub Debt Approval Notice, or both, as the case may be.

9.23.  Acknowledgment of Indebtedness under 2000 Revolving Loan Agreement. Borrower acknowledges and confirms that, immediately prior to the Closing hereunder, it was indebted to Lender, without defense, setoff or counterclaim, in the aggregate principal amount of Fourteen Million and No/100 Dollars ($14,000,000.00) under the Original Revolving Loan.

9.24.  2000 Loan Agreement and 2000 Pledge and Security Agreement. From and after the Closing hereunder, the 2000 Loan Agreement and the 2000 Pledge and Security Agreement shall have been amended and restated and of no further force and effect from and after the date hereof.

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WAIVER OF RIGHT TO JURY TRIAL. BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY OTHER STATEMENTS OR ACTIONS OF BORROWER OR LENDER. BORROWER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS DISCUSSED THIS WAIVER WITH SUCH LEGAL COUNSEL. BORROWER FURTHER ACKNOWLEDGES THAT (a) IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (b) THIS WAIVER HAS BEEN REVIEWED BY BORROWER AND BORROWER’S COUNSEL AND IS A MATERIAL INDUCEMENT FOR LENDER TO ENTER INTO THE AGREEMENT AND THE OTHER LOAN DOCUMENTS (c) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF SUCH OTHER LOAN DOCUMENTS AS IF FULLY INCORPORATED THEREIN.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

PRIVATEBANCORP, INC. By: ___/s/ Dennis Klaeser______________ Name: Dennis Klaeser Title: Chief Financial Officer
LASALLE BANK NATIONAL ASSOCIATION By: __/s/ Michael A. Tighe, Jr___________ Name: Michael A. Tighe, Jr. Title: First Vice President

S-1

EXHIBIT A

FORM OF TERM NOTE

$250,000.00
Chicago, Illinois
September __, 2005

FOR VALUE RECEIVED, the undersigned, PRIVATEBANCORP, INC., a Delaware corporation (“Borrower”), promises to pay to the order of LASALLE BANK NATIONAL ASSOCIATION, a national banking association, or the holder hereof from time to time (“Lender”), at such place as may be designated in writing by Lender, the principal sum of TWO HUNDRED FIFTY THOUSAND AND NO/100THS DOLLARS ($250,000.00), with interest thereon as hereinafter provided. This note (this “Note”) is issued pursuant to the terms of an Amended and Restated Loan and Subordinated Debenture Purchase Agreement of even date herewith by and between Borrower and Lender (said Amended and Restated Loan and Subordinated Debenture Purchase Agreement together with the Agreed Upon Terms and Procedures, as each may be amended, restated, supplemented or modified from time to time, is referred to hereinafter as the “Loan Agreement”). All capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Loan Agreement.

Interest shall accrue on all sums as advanced and outstanding from time to time under this Note and Loan Agreement as set forth in the Loan Agreement, and such interest shall be due and payable on the last day of each September, December, March and June as set forth in the Loan Agreement, commencing September 30, 2005. All sums owing hereunder are payable in lawful money of the United States of America, in immediately available funds.

The outstanding principal balance of this Note, together with all accrued and unpaid interest, shall be due and payable on the Term Loan Maturity Date. Additional principal payments shall be made in accordance with the provisions of the Loan Agreement.

This Note is issued pursuant to the terms of the Loan Agreement and is secured by and entitled to the benefits of, among other things, the Collateral Documents. In case an Event of Default shall occur and be continuing, the principal of this Note together with all accrued interest thereon may, at the option of the holder hereof, immediately become due and payable on demand; provided, however, that if any document related to this Note provides for automatic acceleration of payment of sums owing hereunder, all sums owing hereunder shall be automatically due and payable in accordance with the terms of that document.

Unless otherwise provided in the Loan Agreement, all payments on account of the indebtedness evidenced by this Note shall be first applied to the payment of costs and expenses of Lender which are due and payable, then to past-due interest on the unpaid principal balance and the remainder to principal.

Provided that no Event of Default then exists, this Note may be prepaid only upon those terms and conditions set forth in the Loan Agreement.

If any interest payment required hereunder is not received by Lender on or before the tenth day following the date it becomes due, Borrower shall pay, at Lender’s option, a late or collection charge equal to 4% of the amount of such unpaid interest payment.

From and after the Term Loan Maturity Date, or such earlier date as all sums owing on this Note become due and payable by acceleration or otherwise, or after the occurrence of an Event of Default, interest shall be computed on all amounts then due and payable under this Note at a “Default Rate” equal to 3% per annum (based on a 360-day year and charged on the basis of actual days elapsed) in excess of the interest rate otherwise accruing under this Note.

If any attorney is engaged by Lender to enforce or defend any provision of this Note or any of the other Loan Documents, or as a consequence of any Event of Default, with or without the filing of any legal action or proceeding, then Borrower shall pay to Lender immediately upon demand all attorneys’ fees and expenses, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance owing hereunder as if such unpaid attorneys’ fees and expenses had been added to the principal.
A-1

No previous waiver and no failure or delay by Lender in acting with respect to the terms of this Note or any of the other Loan Documents shall constitute a waiver of any breach, default or failure of condition under this Note, the Loan Agreement or any of the other Loan Documents or the obligations secured thereby. A waiver of any term of this Note or any of the other Loan Documents or of any of the obligations secured thereby must be made in writing and shall be limited to the express written terms of such waiver. In the event of any inconsistencies between the terms of this Note and the terms of any other document related to the Loan evidenced by this Note, the terms of this Note shall prevail.

Except as otherwise provided in the Loan Agreement, Borrower expressly waives present-ment, demand, notice of dishonor, notice of default or delinquency, notice of acceleration, notice of protest and nonpayment, notice of costs, expenses or losses and interest thereon, notice of late charges, and diligence in taking any action to collect any sums owing under this Note or in proceeding against any of the rights or interests in or to properties securing payment of this Note. In addition, Borrower expressly agrees that this Note and any payment coming due hereunder may be extended from time to time without in any way affecting the liability of any such party hereunder.

Time is of the essence with respect to every provision hereof. This Note shall be construed and enforced in accordance with the laws of the State of Illinois, except to the extent that federal laws preempt the laws of the State of Illinois, and all persons and entities in any manner obligated under this Note consent to the jurisdiction of any Federal or State court within the State of Illinois having proper venue and also consent to service of process by any means authorized by Illinois or Federal law. Any reference contained herein to attorneys’ fees and expenses shall be deemed to be to reasonable fees and expenses and to include all reasonable fees and expenses of in-house or staff attorneys and the reasonable fees and expenses of any other experts or consultants.

All agreements between Borrower and Lender (including, without limitation, this Note and the Loan Agreement, and any other documents securing all or any part of the indebtedness evidenced hereby) are expressly limited so that in no event whatsoever shall the amount paid or agreed to be paid to Lender exceed the highest lawful rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision hereof, the Loan Agreement or any other documents securing all or any part of the indebtedness evidenced hereby at the time performance of such provisions shall be due, shall involve exceeding the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the highest lawful rate of interest permissible under such applicable laws, and if, for any reason whatsoever, Lender shall ever receive as interest an amount which would be deemed unlawful under such applicable law, such interest shall be automatically applied to the payment of the principal of this Note (whether or not then due and payable) and not to the payment of interest or refunded to Borrower if such principal has been paid in full.

Any notice which either party hereto may be required or may desire to give hereunder shall be governed by the notice provisions of the Loan Agreement.

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                                                       A-2

BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY OTHER STATEMENTS OR ACTIONS OF BORROWER OR LENDER. BORROWER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS DISCUSSED THIS WAIVER WITH SUCH LEGAL COUNSEL. BORROWER FURTHER ACKNOWLEDGES THAT (i) IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (ii) THIS WAIVER HAS BEEN REVIEWED BY BORROWER AND BORROWER’S COUNSEL AND IS A MATERIAL INDUCEMENT FOR LENDER TO ENTER INTO THE LOAN DOCUMENTS, AND (iii) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF THE LOAN DOCUMENTS AS IF FULLY INCORPORATED THEREIN.

IN WITNESS WHEREOF, the undersigned has executed this Note or caused this Note to be executed by its duly authorized representative as of the date first above written.

PRIVATEBANCORP, INC.

By:
Name:
Title:

                                                      A-3

EXHIBIT B

FORM OF AMENDED AND RESTATED REVOLVING NOTE

$39,750,000.00
Chicago, Illinois
Restatement Date: September ___, 2005
Original Note Date: February 11, 2000 (as amended)

FOR VALUE RECEIVED, the undersigned, PRIVATEBANCORP, INC., a Delaware corporation (“Borrower”), promises to pay to the order of LASALLE BANK NATIONAL ASSOCIATION, a national banking association, or the holder hereof from time to time (“Lender”), at such place as may be designated in writing by Lender, the principal sum of THIRTY-NINE MILLION SEVEN HUNDRED FIFTY THOUSAND AND NO/100THS DOLLARS ($39,750,000.00) (or so much thereof that has been advanced and remains outstanding), with interest thereon as hereinafter provided. It is contemplated that there will be advances and payments under this note (this “Note”) from time to time, but no advances or payments under this Note (including payment in full of the unpaid balance of principal hereof prior to maturity) shall affect or impair the validity or enforceability of this Note as to future advances hereunder. This Note is issued pursuant to the terms of an Amended and Restated Loan and Subordinated Debenture Purchase Agreement of even date herewith by and between Borrower and Lender (said Amended and Restated Loan and Subordinated Debenture Purchase Agreement together with the Agreed Upon Terms and Procedures, as each may be amended, restated, supplemented or modified from time to time, is referred to hereinafter as the “Loan Agreement”). All capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Loan Agreement.

This Note represents a continuation of the indebtedness represented by that certain Revolving Note dated February 11, 2000 made by Borrower to Lender in the original principal amount of $18,000,000, as such note has been amended prior to the date hereof (the “Original Revolving Note”). The Original Revolving Note is amended, restated and replaced by this Note. This Note does not constitute a novation, discharge or satisfaction of the Original Revolving Note replaced hereby or of the indebtedness evidenced by said Original Revolving Note.

Interest shall accrue on all sums as advanced and outstanding from time to time under this Note and Loan Agreement as set forth in the Loan Agreement. Such interest shall be due and payable, in arrears (i) for any LIBO Rate Tranche, on the last day of each LIBOR Period, and (ii) for any Base Rate Tranche, on the last day of each September, December, March and June, beginning September 30, 2005, and as otherwise set forth in the Loan Agreement.

The outstanding principal balance of this Note, together with all accrued and unpaid interest, shall be due and payable on the Revolving Loan Maturity Date. Additional principal payments shall be made in accordance with the provisions of the Loan Agreement.

This Note is issued pursuant to the terms of the Loan Agreement and is secured by and entitled to the benefits of, among other things, the Collateral Documents. In case an Event of Default shall occur and be continuing, the principal of this Note together with all accrued interest thereon may, at the option of the holder hereof, immediately become due and payable on demand; provided, however, that if any document related to this Note provides for automatic acceleration of payment of sums owing hereunder, all sums owing hereunder shall be automatically due and payable in accordance with the terms of that document.

Unless otherwise provided in the Loan Agreement, all payments on account of the indebtedness evidenced by this Note shall be first applied to the payment of costs and expenses of Lender which are due and payable, then to past-due interest on the unpaid principal balance and the remainder to principal.

Provided that no Event of Default then exists, this Note may be prepaid only upon those terms and conditions set forth in the Loan Agreement.

If any interest payment required hereunder is not received by Lender on or before the tenth day following the date it becomes due, Borrower shall pay, at Lender’s option, a late or collection charge equal to 4% of the amount of such unpaid interest payment.

From and after the Revolving Loan Maturity Date, or such earlier date as all sums owing on this Note become due and payable by acceleration or otherwise, or after the occurrence of an Event of Default, interest shall be computed on all amounts then due and payable under this Note at a “Default Rate” equal to 2% per annum (based on a 360-day year and charged on the basis of actual days elapsed) in excess of the interest rate otherwise accruing under this Note.

If any attorney is engaged by Lender to enforce or defend any provision of this Note or any of the other Loan Documents, or as a consequence of any Event of Default, with or without the filing of any legal action or proceeding, then Borrower shall pay to Lender immediately upon demand all attorneys’ fees and expenses, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance owing hereunder as if such unpaid attorneys’ fees and expenses had been added to the principal.

No previous waiver and no failure or delay by Lender in acting with respect to the terms of this Note or any of the other Loan Documents shall constitute a waiver of any breach, default or failure of condition under this Note, the Loan Agreement or any of the other Loan Documents or the obligations secured thereby. A waiver of any term of this Note or any of the other Loan Documents or of any of the obligations secured thereby must be made in writing and shall be limited to the express written terms of such waiver. In the event of any inconsistencies between the terms of this Note and the terms of any other document related to the Loan evidenced by this Note, the terms of this Note shall prevail.

Except as otherwise provided in the Loan Agreement, Borrower expressly waives present-ment, demand, notice of dishonor, notice of default or delinquency, notice of acceleration, notice of protest and nonpayment, notice of costs, expenses or losses and interest thereon, notice of late charges, and diligence in taking any action to collect any sums owing under this Note or in proceeding against any of the rights or interests in or to properties securing payment of this Note. In addition, Borrower expressly agrees that this Note and any payment coming due hereunder may be extended from time to time without in any way affecting the liability of any such party hereunder.

Time is of the essence with respect to every provision hereof. This Note shall be construed and enforced in accordance with the laws of the State of Illinois, except to the extent that federal laws preempt the laws of the State of Illinois, and all persons and entities in any manner obligated under this Note consent to the jurisdiction of any Federal or State court within the State of Illinois having proper venue and also consent to service of process by any means authorized by Illinois or Federal law. Any reference contained herein to attorneys’ fees and expenses shall be deemed to be to reasonable fees and expenses and to include all reasonable fees and expenses of in-house or staff attorneys and the reasonable fees and expenses of any other experts or consultants.

All agreements between Borrower and Lender (including, without limitation, this Note and the Loan Agreement, and any other documents securing all or any part of the indebtedness evidenced hereby) are expressly limited so that in no event whatsoever shall the amount paid or agreed to be paid to Lender exceed the highest lawful rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision hereof, the Loan Agreement or any other documents securing all or any part of the indebtedness evidenced hereby at the time performance of such provisions shall be due, shall involve exceeding the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the highest lawful rate of interest permissible under such applicable laws, and if, for any reason whatsoever, Lender shall ever receive as interest an amount which would be deemed unlawful under such applicable law, such interest shall be automatically applied to the payment of the principal of this Note (whether or not then due and payable) and not to the payment of interest or refunded to Borrower if such principal has been paid in full.

Any notice which either party hereto may be required or may desire to give hereunder shall be governed by the notice provisions of the Loan Agreement.

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BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY OTHER STATEMENTS OR ACTIONS OF BORROWER OR LENDER. BORROWER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS DISCUSSED THIS WAIVER WITH SUCH LEGAL COUNSEL. BORROWER FURTHER ACKNOWLEDGES THAT (i) IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (ii) THIS WAIVER HAS BEEN REVIEWED BY BORROWER AND BORROWER’S COUNSEL AND IS A MATERIAL INDUCEMENT FOR LENDER TO ENTER INTO THE LOAN DOCUMENTS, AND (iii) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF THE LOAN DOCUMENTS AS IF FULLY INCORPORATED THEREIN.

IN WITNESS WHEREOF, the undersigned has executed this Note or caused this Note to be executed by its duly authorized representative as of the date first above written.

PRIVATEBANCORP, INC.

By:
Name:
Title:

Loan Number _______

EXHIBIT C

FORM OF SUBORDINATED DEBENTURE

THIS SUBORDINATED DEBENTURE IS NOT A SAVINGS ACCOUNT OR DEPOSIT AND IT IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY FEDERAL AGENCY.

$25,000,000.00	Chicago, Illinois September ___, 2005
FOR VALUE RECEIVED, the undersigned, PRIVATEBANCORP, INC., a Delaware corporation (“Borrower”), hereby promises to pay to the order of LASALLE BANK NATIONAL ASSOCIATION, a national banking association, or any holder hereof from time to time (“Lender”), at such place as may be designated in writing by Lender, the principal sum of TWENTY-FIVE MILLION AND NO/100 DOLLARS ($25,000,000.00) (or so much thereof that has been advanced and remains outstanding) with interest thereon as hereinafter provided. This Subordinated Debenture (this “Subordinated Debenture”) is issued pursuant to the terms of an Amended and Restated Loan and Subordinated Debenture Purchase Agreement of even date herewith by and between Borrower and Lender (said Amended and Restated Loan and Subordinated Debenture Purchase Agreement together with the Agreed Upon Terms and Procedures, as each may be amended, restated, supplemented or modified from time to time, is referred to hereinafter as the “Loan Agreement”). All capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Loan Agreement.

All accrued interest and unpaid principal due and payable under this Subordinated Debenture shall be paid in full on or before the Subordinated Debenture Maturity Date.

The unpaid principal amount outstanding under this Subordinated Debenture from time to time shall bear interest before maturity in accordance with the Loan Agreement, computed on the basis of a 360-day year and charged for actual days elapsed. Under certain circumstances as provided in the Loan Agreement, overdue interest payments under this Subordinated Debenture shall bear interest from the due date thereof until paid at a daily rate equal to the Default Rate of Interest, computed on the basis of a 360-day year and charged for actual days elapsed, except as otherwise provided in the Loan Agreement.

All accrued interest shall be payable at Lender’s principal place of business on a quarterly basis in arrears on the last day of each September, December, March and June, commencing September 30, 2005. The outstanding unpaid principal balance of this Subordinated Debenture shall be payable in one installment on the Subordinated Debenture Maturity Date. Whenever any payment to be made under this Subordinated Debenture shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest due upon this Subordinated Debenture. There shall be no penalties or other charges payable by Borrower to Lender hereunder other than those payments described in this Subordinated Debenture or in the Loan Agreement. Borrower may prepay all or, from time to time, part of the outstanding unpaid principal balance under this Subordinated Debenture at any time without penalty.

This Subordinated Debenture is not secured by any assets of Borrower.

So long as any portion of the unpaid principal of this Subordinated Debenture is deemed to be Tier 2 Capital of Borrower in accordance with the rules and regulations of the FRB applicable to the capital status of the subordinated debt of bank holding companies, the rights of Lender to the principal sum hereunder or any part hereof and to any accrued interest thereon shall remain subject and subordinate (in accordance with SR 92-37 issued by the FRB on October 15, 1992) to the claims of creditors of Borrower with respect to the following (“Senior Claims”) (a) borrowed and purchased money, (b) similar obligations arising from off-balance-sheet guaranties and direct-credit substitutes, and (c) obligations associated with derivative products such as interest-rate and foreign exchange-rate contracts, commodity contracts, and similar arrangements (clauses (a), (b) and (c) expressly exclude Trust Preferred Indebtedness, as defined below, with respect to which, accordingly, the rights of Lender are not subordinate). Upon dissolution or liquidation of Borrower, no payment of principal, interest or premium (including post-default interest) shall be due and payable under the terms of this Subordinated Debenture until all Senior Claims (which expressly exclude Trust Preferred Indebtedness) shall have been paid in full. If this Subordinated Debenture ceases to be deemed to be Tier 2 Capital of Borrower in accordance with the rules and regulations of the FRB applicable to the capital status of the subordinated debt of bank holding companies, other than due to the limitations imposed by the second sentence of 12 C.F.R §250.166(e), which limits the capital treatment of subordinated debt during the five years immediately preceding the maturity date of the subordinated debt, Borrower shall: immediately notify Lender; and immediately upon request of Lender execute and deliver all such agreements (including without limitation pledge agreements and replacement notes) as Lender may request in order to restructure the obligation evidenced hereby as a senior secured obligation of Borrower. If Borrower fails to execute such agreements as required by Lender within 30 days of Lender’s request, such failure shall be deemed to be an Event of Default as provided in Section 8.1.1 of the Loan Agreement.

As used herein, “Trust Preferred Indebtedness” shall mean indebtedness incurred in connection with, or relating to, any trust preferred securities caused to be issued by, or reflected in the consolidated financial statements of, Borrower, including the subordinated indebtedness evidenced by the Junior Subordinated Debentures.

If an Event of Default shall occur, Lender shall have the rights set forth in Section 8.6 of the Loan Agreement.

If any attorney is engaged by Lender to enforce or defend any provision of this Subordinated Debenture or any of the other Loan Documents, or as a consequence of any Event of Default, with or without the filing of any legal action or proceeding, then Borrower shall pay to Lender immediately upon demand all attorneys’ fees and expenses, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance owing hereunder as if such unpaid attorneys’ fees and expenses had been added to the principal.

No previous waiver and no failure or delay by Lender in acting with respect to the terms of this Subordinated Debenture or any of the other Loan Documents shall constitute a waiver of any breach, default or failure of condition under this Subordinated Debenture, the Loan Agreement or any of the other Loan Documents or the obligations secured thereby. A waiver of any term of this Subordinated Debenture or any of the other Loan Documents or of any of the obligations secured thereby must be made in writing and shall be limited to the express written terms of such waiver. In the event of any inconsistencies between the terms of this Subordinated Debenture and the terms of any other document related to the Loan evidenced by this Subordinated Debenture, the terms of this Subordinated Debenture shall prevail.

Except as otherwise provided in the Loan Agreement, Borrower expressly waives present-ment, demand, notice of dishonor, notice of default or delinquency, notice of acceleration, notice of protest and nonpayment, notice of costs, expenses or losses and interest thereon, notice of late charges, and diligence in taking any action to collect any sums owing under this Subordinated Debenture. In addition, Borrower expressly agrees that this Subordinated Debenture and any payment coming due hereunder may be extended from time to time without in any way affecting the liability of any such party hereunder.

Time is of the essence with respect to every provision hereof. This Subordinated Debenture shall be construed and enforced in accordance with the laws of the State of Illinois, except to the extent that federal laws preempt the laws of the State of Illinois, and all persons and entities in any manner obligated under this Subordinated Debenture consent to the jurisdiction of any federal or State court within the State of Illinois having proper venue and also consent to service of process by any means authorized by Illinois or Federal law. Any reference contained herein to attorneys’ fees and expenses shall be deemed to be to reasonable fees and expenses and to include all reasonable fees and expenses of in-house or staff attorneys and the reasonable fees and expenses of any other experts or consultants.

All agreements between Borrower and Lender (including, without limitation, this Subordinated Debenture and the Loan Agreement, and any other documents securing all or any part of the indebtedness evidenced hereby) are expressly limited so that in no event whatsoever shall the amount paid or agreed to be paid to Lender exceed the highest lawful rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision hereof, the Loan Agreement or any other documents securing all or any part of the indebtedness evidenced hereby at the time performance of such provisions shall be due, shall involve exceeding the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the highest lawful rate of interest permissible under such applicable laws, and if, for any reason whatsoever, Lender shall ever receive as interest an amount which would be deemed unlawful under such applicable law, such interest shall be automatically applied to the payment of the principal of this Subordinated Debenture (whether or not then due and payable) and not to the payment of interest or refunded to Borrower if such principal has been paid in full.

Lender may sell, assign, pledge or otherwise transfer or encumber any or all of its interest under this Subordinated Debenture at any time and from time to time. In the event of a transfer, all terms and conditions of this Subordinated Debenture shall be binding upon and inure to the benefit of the transferee after such transfer.

Upon receipt of notice from Lender advising Borrower of the loss, theft, destruction or mutilation of this Subordinated Debenture, Borrower shall, execute and deliver in lieu thereof a new debenture in principal amount equal to the unpaid principal amount of such lost, stolen, destroyed or mutilated debenture, dated the date to which interest has been paid on such lost, stolen, destroyed or mutilated Subordinated Debenture.

Unless otherwise provided in the Loan Agreement, all payments on account of the indebtedness evidenced by this Subordinated Debenture shall be first applied to the payment of costs and expenses of Lender which are due and payable, then to past-due interest on the unpaid principal balance and the remainder to principal.

Any notice which either party hereto may be required or may desire to give hereunder shall be governed by the notice provisions of the Loan Agreement.

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BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS SUBORDINATED DEBENTURE OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY OTHER STATEMENTS OR ACTIONS OF BORROWER OR LENDER. BORROWER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS SUBORDINATED DEBENTURE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS DISCUSSED THIS WAIVER WITH SUCH LEGAL COUNSEL. BORROWER FURTHER ACKNOWLEDGES THAT (i) IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (ii) THIS WAIVER HAS BEEN REVIEWED BY BORROWER AND BORROWER’S COUNSEL AND IS A MATERIAL INDUCEMENT FOR LENDER TO ENTER INTO THE LOAN DOCUMENTS, AND (iii) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF THE LOAN DOCUMENTS AS IF FULLY INCORPORATED THEREIN.

IN WITNESS WHEREOF, the undersigned has executed this Subordinated Debenture or caused this Subordinated Debenture to be executed by its duly authorized representative as of the date first above written.

PRIVATEBANCORP, INC.

By:
Name:
Title:

EXHIBIT D

FORM OF AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

THIS AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT (this “Pledge Agreement”) is dated as of September ___, 2005 and is made by and between PRIVATEBANCORP, INC., a Delaware corporation (“Pledgor”), and LASALLE BANK NATIONAL ASSOCIATION, a national banking association (“Lender”).

R E C I T A L S :

A. Borrower is a bank holding company that owns 100% of the issued and outstanding capital stock of PrivateBank and Trust Company, an Illinois state-chartered, non-member bank with its main office located in Chicago, Illinois (“PrivateBank”), The PrivateBank, a federal savings bank with its main office located in St. Louis, Missouri (“PrivateBank St. Louis”), and The PrivateBank, a Michigan state-chartered, non-member bank with its main office located in Bloomfield Hills, Michigan (“PrivateBank Michigan”). The issued and outstanding capital stock of PrivateBank, PrivateBank St. Louis and PrivateBank Michigan may be referred to as the “Pledged Subsidiary Bank Shares”. PrivateBank, PrivateBank St. Louis and PrivateBank Michigan may be referred to herein collectively as the “Bank Subsidiaries” and individually as a “Bank Subsidiary.”

B. Borrower has requested that Lender provide it with three credit facilities in the aggregate principal amount of $65,000,000 consisting of a Term Loan in the principal amount of $250,000, a Revolving Loan in the principal amount of $39,750,000 and Subordinated Debt in the principal amount of $25,000,000.

C. This Pledge Agreement has been executed and delivered by Pledgor to Lender pursuant to Section 3.2.3 of the Loan Agreement (as defined below), and amends and restates that certain Pledge and Security Agreement between Pledgor and Lender, dated as of February 11, 2000, as amended, restated, supplemented or modified.

THEREFORE, in consideration of the mutual covenants, conditions and agreements and to induce Lender to enter into the Loan Agreement and to make Loans and other financial accommodations to Pledgor, the parties hereby agree as follows:

A G R E E M E N T:

1.  DEFINITIONS

1.1.  Defined Terms. The following capitalized terms generally used in this Pledge Agreement shall have the meanings defined or referenced below (such meanings to be equally applicable to both the singular and the plural forms of the term defined). Certain other capitalized terms used in specific sections of this Pledge Agreement may be defined in such sections.

“Best Efforts” means commercially reasonable, good faith efforts.

“Certificates” means any and all notes, warrants, options, stock certificates or other documents or instruments now or hereafter received or receivable by Pledgor and representing Pledgor’s interest in the Pledged Stock.

“Loan Agreement” means that Amended and Restated Loan and Subordinated Debenture Purchase Agreement of even date herewith between Lender and Pledgor together with the Agreed Upon Terms and Procedures, as each may be amended, restated, supplemented or modified from time to time, both of which are hereby incorporated by reference in this Pledge Agreement.

“Pledged Stock”means: (i) the shares of capital stock of the Bank Subsidiaries as described on the attached Schedule A hereto and any and all other shares of capital stock issued by any Bank Subsidiary previously or hereafter acquired by Pledgor, whether directly from a Bank Subsidiary or otherwise and whether such other shares are now or hereafter in the possession of Pledgor, Lender or other holder; (ii) all stock and other securities or property which are issued pursuant to conversion, redemption, exercise of rights, stock split, recapitalization, reorganization, stock dividends or other corporate act which are referable to the shares referenced in clause (i) or this clause (ii) (collectively, the “Additional Pledged Securities”); (iii) all distributions, whether cash or otherwise, in the nature of a partial or complete liquidation, dissolution or winding up which are referable to the shares referenced in clause (i) or clause (ii) (such distributions are hereinafter referred to as “Liquidating Distributions”); and (iv) all substitutions for any of the foregoing, proceeds of and from any of the foregoing and all interest, cash dividends or other payments in respect of any of the foregoing.

1.2.  Other Defined Terms. All other capitalized terms used herein have the meanings assigned to them in the Loan Agreement.

1.3.  Exhibits and Schedules Incorporated. All exhibits and schedules attached hereto or referenced herein, are hereby incorporated into this Pledge Agreement.

2.  PLEDGE AND GRANT OF SECURITY INTERESTS. Pledgor hereby pledges, collaterally assigns, hypothecates and transfers to Lender all Pledged Stock, together with appropriate undated assignments separate from the Certificates duly executed in blank, and hereby grants to and creates in favor of Lender liens and security interests in the Pledged Stock as collateral security for (a) the due and punctual payment when due (whether at maturity, by acceleration or otherwise) in full of all amounts due under the Senior Notes (as the same may be amended, restated, supplemented, modified, extended or replaced from time to time) in the aggregate face amount as of the date hereof of Forty Million Dollars ($40,000,000) executed and delivered by Pledgor to Lender pursuant to the Loan Agreement; (b) the due and punctual performance and observance by Pledgor of all other Borrower’s Liabilities; (c) the due and punctual performance and observance by Pledgor of all of its agreements, obligations, liabilities and duties under this Pledge Agreement, the Loan Agreement and the other Loan Documents; (d) all amounts due to the Lender under the Senior Notes, including any and all modifications, extensions, renewals or refinancings thereof and including, without limitation, all principal, interest and other amounts due under the Senior Notes; (e) all sums advanced by, or on behalf of, the Lender in connection with, or relating to, the Loan Agreement, the Senior Notes or the Pledged Stock including, without limitation, any and all sums advanced to preserve the Pledged Stock, or to perfect the Lender’s security interest in the Pledged Stock; (f) in the event of any proceeding to enforce the satisfaction of the obligations, or any of them, or to preserve and protect their rights under the Loan Agreement, the Senior Notes, this Pledge Agreement or any other agreement, document or instrument relating to the transactions contemplated in the Loan Agreement, the reasonable expenses of retaking, holding, preparing for sale, selling or otherwise disposing of or realizing on the Pledged Stock, or of any exercise by the Lender of its rights, together with reasonable attorneys' fees, expenses and court costs; (g) any indebtedness, obligation or liability of the Pledgor to the Lender, whether direct or indirect, joint or several, absolute or contingent, now or hereafter existing, however created or arising and however evidenced; (h) any indebtedness, obligation or liability of the Pledgor under or in connection with any Interest Rate Protection Agreement; and (i) all costs incurred by Lender to obtain, perfect, preserve and enforce the liens and security interests granted by this Pledge Agreement, the Loan Agreement and the other Loan Documents, to collect the Obligations Secured Hereby (as hereinafter defined) and to maintain and preserve the Pledged Stock, with such costs including, without limitation, expenditures made by Lender for attorneys’ fees and other legal expenses and expenses of collection, possession and sale of the Pledged Stock, together with interest on all such costs at the Default Rate (the foregoing subsections (a) through (i) are collectively referred to herein as the “Obligations Secured Hereby”). Notwithstanding anything above in this Section 2 to the contrary, the Pledged Stock shall not be collateral security for amounts outstanding under the Subordinated Debenture that are deemed to be Tier 2 Capital of Pledgor in accordance with the rules and regulations of the FRB applicable to the capital status of the subordinated debt of bank holding companies, without giving effect to the limitation imposed by the second sentence of 12 C.F.R. §250.166(e), which limits the capital treatment of subordinated debt during the five years immediately preceding the maturity date of the subordinated debt.

3.  DELIVERY OF PLEDGED STOCK. On the date hereof, Pledgor shall place the Pledged Stock in pledge by delivering the Certificates to and depositing them with Lender, its agent or any custodian appointed in writing by Lender. Pledgor shall also deliver to Lender, its agent or any custodian concurrently therewith undated assignments separate from the Certificates duly executed in blank and all other applicable and appropriate documents and assignments in form suitable to enable Lender to effect the transfer of all or any portion of the Pledged Stock to the extent hereinafter provided.

4.  ADDITIONAL COLLATERAL

4.1.  Delivery of Additional Pledged Securities. If Pledgor shall hereafter become entitled to receive or shall receive any interest, cash dividends, cash proceeds, any Additional Pledged Securities, any Liquidating Distributions, or any other cash or non-cash payments on account of the Pledged Stock, Pledgor agrees to accept the same as Lender’s agent and to hold the same in trust on behalf of and for the benefit of Lender and agrees to promptly deliver the same or any Certificates therefor forthwith to Lender or its agent in the exact form received, with the endorsement of Pledgor, when necessary, or appropriate undated assignments separate from the Certificates duly executed in blank, to be held by Lender or its agent subject to the terms hereof.

4.2.  Proceeds; Dividends and Voting. Notwithstanding anything contained in this Pledge Agreement to the contrary, Pledgor shall be entitled to receive or shall receive such interest and cash dividends paid on account of the Pledged Stock, and to exercise voting rights with respect to the Pledged Stock, so long as there has not occurred any Event of Default under the Loan Agreement or this Pledge Agreement (an Event of Default under this Pledge Agreement being defined in Section 7.1).

5.  REPRESENTATIONS AND WARRANTIES OF THE PLEDGOR. To induce Lender to enter into this Pledge Agreement and the Loan Agreement, Pledgor makes the following representations and warranties to Lender:

5.1.  Pledgor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

5.2.  The execution and delivery of this Pledge Agreement and the performance by Pledgor of its obligations hereunder are within Pledgor’s corporate powers and have been duly authorized by all necessary corporate action.

5.3.  Pledgor owns beneficially and of record all of the issued and outstanding shares of capital stock of the Bank Subsidiaries and has good and marketable title to all of the Pledged Stock.

5.4.  Pledgor holds the Pledged Stock free and clear of all liens, charges, encumbrances, security interests, options, voting trusts and restrictions of every kind and nature whatsoever except only the liens and security interests created by this Pledge Agreement or otherwise in favor of Lender.

5.5.  Each security which is a part of the Pledged Stock has been duly authorized and validly issued and is fully paid and nonassessable.

5.6.  This Pledge Agreement has been duly executed and delivered by Pledgor and constitutes the legal, valid and binding obligation of Pledgor enforceable against it in accordance with its terms.

5.7.  No consent or approval of any governmental body, regulatory authority or securities exchange or other Person or entity is required to be obtained by Pledgor in connection with the execution, delivery and performance of this Pledge Agreement other than those that have been obtained already.

5.8.  The execution, delivery and performance of this Pledge Agreement will not violate any provision of any applicable law or regulation or of any writ or decree of any court or governmental instrumentality or of any indenture, contract, agreement or other undertaking to which Pledgor is a party or which purports to be binding upon Pledgor or upon any of its assets and will not result in the creation or imposition of any lien, charge or encumbrance on or security interest in any of the assets of Pledgor except as contemplated by this Pledge Agreement or otherwise in favor of Lender.

5.9.  The pledge, collateral assignment and delivery of the Pledged Stock pursuant to this Pledge Agreement creates a valid first lien and first and senior security interest in the Pledged Stock, which lien and security interest are perfected.

6.  PLEDGOR’S COVENANTS.

6.1.  Pledgor covenants and agrees that it will defend Lender’s lien and security interest in and to the Pledged Stock against the claims and demands of all persons whomsoever.

6.2.  Pledgor covenants and agrees that without the prior written consent of Lender, it will not sell, convey or otherwise dispose of any of the Pledged Stock, or create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance or restriction with respect to any of the Pledged Stock, or any interest therein, or any proceeds thereof, except for the liens and security interests created by this Pledge Agreement.

6.3.  Pledgor covenants and agrees that it will not consent to the issuance of: (i) any additional shares of capital stock of the Pledged Stock unless such shares are pledged and the Certificates therefor delivered to Lender, simultaneously with the issuance thereof, together with appropriate undated assignments separate from the Certificates duly executed in blank; and (ii) any options by the issuer of the Pledged Stock obligating such issuer to issue additional shares of capital stock of any class of such issuer.

6.4.  At any time from time to time, upon the written request of Lender, and at the sole expense of Pledgor, Pledgor covenants and agrees that it will promptly and duly execute and deliver such further instruments and documents and take such further actions as Lender may reasonably request for the purposes of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted, including, without limitation, the filing of UCC-1 financing statements in favor of Lender with respect to the Pledged Stock and the proceeds thereof, in form satisfactory to Lender and with the Secretary of State of any state as Lender may determine. If any amount payable under or in connection with any of the Pledged Stock shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to Lender, duly endorsed in a manner satisfactory to Lender, to be held as Pledged Stock pursuant to this Pledge Agreement.

6.5.  Pledgor covenants and agrees to pay, and to save the Lender harmless from any and all liabilities with respect to or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Pledged Stock or in connection with any of the transactions contemplated by this Pledge Agreement.

7.  RIGHTS AND REMEDIES UPON DEFAULT.

7.1.  If any Event of Default under the Loan Agreement or a default or breach in any respect by Pledgor of any representation, warranty, covenant or agreement of Pledgor under this Pledge Agreement (after the expiration of any applicable cure period or grace period hereunder or thereunder, which breach shall be deemed an Event of Default under the Loan Agreement and an Event of Default hereunder) shall occur, Lender may do any one or more of the following: (a) declare the Obligations Secured Hereby to be forthwith due and payable, whereupon such Obligations Secured Hereby shall become immediately due and payable without presentment, demand, protest or other notice of any kind; and/or (b) proceed to protect and enforce its rights under this Pledge Agreement, the Notes, the Loan Agreement, or any of the other Loan Documents through other appropriate proceedings, and Lender shall have, without limitation, all of the rights and remedies provided by applicable law, including, without limitation, the rights and remedies of a secured party under the Illinois Uniform Commercial Code (the “UCC”) and, in addition thereto, Lender shall be entitled, at Lender’s option, to exercise all voting and corporate rights with respect to the Pledged Stock as it may determine, without liability therefor, but Lender shall not have any duty to exercise any voting and corporate rights in respect of the Pledged Stock and shall not be responsible or liable to Pledgor or any other person for any failure to do so or delay in so doing.

7.2.  Without limiting the generality of the foregoing, if any Event of Default hereunder or under the Loan Agreement shall occur, Lender shall have the right to sell the Pledged Stock, or any part thereof, at public or private sale or at any broker’s board or on any securities exchange for cash, upon credit or for future delivery, and at such price or prices as Lender may deem best, and Lender may be the purchaser of any or all of the Pledged Stock so sold and thereafter Lender or any other purchaser shall hold the same free from any right or claim of whatsoever kind. Lender is authorized, at any such sale, if it deems it advisable so to do, to restrict the number of prospective bidders or purchasers to persons who will represent and agree that they are purchasing for their own account, for investment, and not with a view to the distribution or resale of the Pledged Stock and may otherwise require that such sale be conducted subject to restrictions as to such other matters as Lender may deem necessary in order that such sale may be effected in such manner as to comply with all applicable state and federal securities laws. Upon any such sale, Lender shall have the right to deliver, assign and transfer to the purchaser thereof the Pledged Stock so sold.

7.3.  Each purchaser at any such sale shall hold the property sold, absolutely free from any claim or right of whatsoever kind, including any equity or right of redemption of Pledgor, who hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any rule of law or statute now existing or hereafter adopted. Lender shall give Pledgor not less than ten days’ written notice of its intention to make any such public or private sale or at any broker’s board or on any securities exchange (with such notice to state the time and place of such sale), and Pledgor agrees that such notice shall be deemed reasonable.

7.4.  Any such public sale shall be held at such time or times within the ordinary business hours and at such place or places as Lender may fix in the notice of such sale. At any sale, the Pledged Stock may be sold in one lot as an entirety or in parts, as Lender may determine. Lender shall not be obligated to make any sale pursuant to any such notice. Lender may, without notice or publication, adjourn any sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Pledged Stock on credit or for future delivery, the Pledged Stock so sold may be retained by Lender until the selling price is paid by the purchaser thereof, but Lender shall not incur any liability in case of the failure of such purchaser to take up and pay for the Pledged Stock so sold and, in case of any such failure, such Pledged Stock may again be sold upon like notice.

7.5.  Lender, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose this Pledge Agreement and sell the Pledged Stock, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

7.6.  On any sale of the Pledged Stock, Lender is hereby authorized to comply with any limitation or restriction in connection with such sale that it may be advised by counsel is necessary in order to avoid any violation of applicable law or in order to obtain any required approval of the purchaser or purchasers by any third party or any governmental regulatory authority or officer or court, including, without limitation, all limitations and restrictions imposed by federal and state banking laws and regulations. Compliance with the foregoing sentence shall result in such sale or disposition being considered or deemed to have been made in a commercially reasonable manner.

7.7.  In furtherance of the exercise by Lender of the rights and remedies granted to it hereunder, Pledgor agrees that, upon request of Lender and at the expense of Pledgor, it will use its Best Efforts to obtain all third party and governmental approvals necessary for or incidental to the exercise of remedies by Lender with respect to the Pledged Stock or any part thereof, including, without limitation, approvals from the FRB, OTS, MOFIS and IDFPR.

8.  REGISTRATION RIGHTS; PRIVATE SALES.

8.1.  If Lender shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 7 hereof, and if in the opinion of Lender it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act of 1933, as amended (the “Securities Act”), the Pledgor will cause the issuer of the Pledged Stock to (a) execute and deliver, and cause to be done all such other acts, as may be, in the opinion of Lender, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (b) use its Best Efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one (1) year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (c) make all amendments thereto and/or to the related prospectus which, in the opinion of Lender, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the SEC applicable thereto. Pledgor agrees to cause such issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which Lender shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

8.2.  Pledgor hereby acknowledges that, notwithstanding that a higher price might be obtained for the Pledged Stock at a public sale than at a private sale or sales, the making of a public sale of the Pledged Stock may be subject to registration requirements and other legal restrictions compliance with which could require such actions on the part of Pledgor, could entail such expenses and could subject Lender and any underwriter through whom the Pledged Stock may be sold and any controlling Person of any thereof to such liabilities as would make the making of a public sale of the Pledged Stock impractical. Accordingly, Pledgor hereby agrees that private sales made by Lender in accordance with the provisions of Section 7 hereof may be at prices and on other terms less favorable to the seller than if the Pledged Stock were sold at public sale, that Lender shall not have any obligation to take any steps in order to permit the Pledged Stock to be sold at a public sale complying with the requirements of federal and state securities and similar laws, and that such sale shall not be deemed to be made in a commercially unreasonable manner solely because of its nature as a private sale.

8.3.  Pledgor further agrees to use its Best Efforts to do or cause to be done all such other acts as may be necessary to make any sale or sales of all or any portion of the Pledged Stock pursuant to Section 7 and this Section 8 valid and binding and in compliance with any and all other applicable requirements of law. Pledgor further agrees that a breach of any of the covenants contained in Section 7 and this Section 8 will cause irreparable injury to Lender, that Lender has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in Section 7 of this Section 8 shall be specifically enforceable against Pledgor, and Pledgor hereby waives and agrees not to assert any defenses to the granting of equitable relief (such as, without limitation, any defense that Lender has an adequate remedy at law or that Lender will not be irreparably injured) in any action for specific performance of such covenants.

9.  LIMITATION ON DUTIES REGARDING PLEDGED STOCK. Lender’s sole duty with respect to the custody, safekeeping and physical preservation of the Pledged Stock in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as Lender deals with similar securities and property for its own account. Neither Lender nor any of its directors, officers, employees or agents shall be liable for any good faith failure to demand, collect or realize upon any of the Pledged Stock or for any delay in doing so or shall be under any obligation to see or otherwise dispose of any Pledged Stock or for any good faith delay in doing so or shall be under any obligation to see or otherwise dispose of any Pledged Stock upon the request of the Pledgor or otherwise.

10.  POWERS COUPLED WITH AN INTEREST. All authorizations and agencies herein contained with respect to the Pledged Stock are irrevocable and powers coupled with an interest.

11.  INDEMNIFICATION. Pledgor agrees to indemnify and hold harmless Lender (to the full extent permitted by law) from and against any and all claims, demands, losses, judgments, liabilities for penalties and excise taxes and other damages of whatever nature, and to reimburse Lender for all costs and expenses, including reasonable legal fees and disbursements, growing out of or resulting from the Pledged Stock, this Pledge Agreement, the Loan Agreement or the other Loan Documents or the administration and enforcement of this Pledge Agreement, the Loan Agreement or the other Loan Documents or exercise of any right or remedy granted to Lender hereunder except with respect to such claims, demands, losses, judgments, liabilities for penalties and excise taxes and other damages of whatever nature arising solely from the gross negligence or willful misconduct of Lender, but including without limitation, any tax liability incurred by Lender or any of its affiliates as a result of the exercise by Lender of any of its rights hereunder. In no event shall Lender be liable to Pledgor for any action taken by Lender that is permitted under this Pledge Agreement other than to account for proceeds of the Pledged Stock actually received by Lender.

12.  DISTRIBUTION OF PLEDGED STOCK. Upon enforcement of this Pledge Agreement following the occurrence of an Event of Default under this Pledge Agreement, the Loan Agreement, or the Notes, the proceeds of the Pledged Stock shall be applied to the Obligations Secured Hereby in such order and manner as Lender may determine. In the event such monies shall be insufficient to pay all of the Obligations Secured Hereby, Pledgor shall be liable to Lender for any deficiency therein.

13.  NO WAIVER; CUMULATIVE REMEDIES. Lender shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder and no waiver shall be valid unless in writing, signed by Lender, and then such waiver shall be valid to the extent therein set forth. A waiver by Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Lender would otherwise have on any future occasion. No failure to exercise or any delay in exercising on the part of Lender any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

14.  SEVERABILITY OF PROVISIONS. The provisions of this Pledge Agreement are severable, and if any clause or provision hereof shall be held invalid or unenforceable in whole or in part, then such invalidity or unenforceability shall attach only to such clause or provision or part thereof and shall not in any manner affect any other clause or provision in this Pledge Agreement.

15.  AMENDMENTS; CHOICE OF LAW; BINDING EFFECT.

15.1.  None of the terms or provisions of this Pledge Agreement may be altered, modified or amended except by an instrument in writing, duly executed by each of the parties hereto.

15.2.  This Pledge Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois. Nothing herein shall be deemed to limit any rights, powers or privileges which Lender may have pursuant to any law of the United States of America or any rule, regulation or order of any department or agency thereof and nothing herein shall be deemed to make unlawful any transaction or conduct by Lender which is lawful pursuant to, or which is permitted by, any of the foregoing.

15.3.  This Pledge Agreement is made for the sole benefit of Pledgor and Lender, and no other person shall be deemed to have any privity of contract hereunder nor any right to rely hereon to any extent or for any purpose whatsoever, nor shall any other person have any right of action of any kind hereon or be deemed to be a third party beneficiary hereunder.

16.  NOTICES. All notices, consents, requests, demands and other communications hereunder shall be in writing and shall be given in accordance with Section 9.8 of the Loan Agreement.

17.  HEADINGS. The descriptive headings hereunder used are for convenience only and shall not be deemed to limit or otherwise effect the construction of any provision hereof.

18.  COUNTERPART EXECUTION. This Pledge Agreement may be executed in several counterparts each of which shall constitute an original, but all of which shall together constitute one and the same agreement.

19.  FORUM; AGENT; VENUE. To induce Lender to accept this Pledge Agreement and the other Loan Documents, Pledgor irrevocably agrees that all actions or proceedings in any way, manner, or respect, arising out of or from or related to this Pledge Agreement or the other Loan Documents shall be litigated only in courts having suits within Chicago, Illinois. Pledgor hereby consents and submits to the jurisdiction of any local, state, or federal court located within said city. Pledgor hereby waives any right it may have to transfer or change the venue of any litigation brought against Pledgor by Lender.

20.  IRREVOCABLE AUTHORIZATION AND INSTRUCTION TO ISSUERS. Pledgor hereby authorizes and instructs each issuer of Pledged Stock to comply with any instruction received by it from Lender in writing that (a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Pledge Agreement, without any other or further instructions from Pledgor, and Pledgor agrees that the issuer shall be fully protected in so complying.

WAIVER OF RIGHT TO JURY TRIAL. PLEDGOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS PLEDGE AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY OTHER STATEMENTS OR ACTIONS OF PLEDGOR OR LENDER. PLEDGOR ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS DISCUSSED THIS WAIVER WITH SUCH LEGAL COUNSEL. PLEDGOR FURTHER ACKNOWLEDGES THAT (a) IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (b) THIS WAIVER HAS BEEN REVIEWED BY PLEDGOR AND PLEDGOR’S COUNSEL AND IS A MATERIAL INDUCEMENT FOR LENDER TO ENTER INTO THE AGREEMENT AND THE OTHER LOAN DOCUMENTS (c) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF SUCH OTHER LOAN DOCUMENTS AS IF FULLY INCORPORATED THEREIN.

IN WITNESS WHEREOF, the parties have caused this Pledge Agreement to be duly executed and delivered as of the day and year first above written.

PRIVATEBANCORP, INC.

By:
Name:
Title:

LASALLE BANK NATIONAL ASSOCIATION

By: _________________________________________
Name: Michael A. Tighe, Jr.
Title: First Vice President

SCHEDULE A

ISSUER: THE PRIVATEBANK AND TRUST COMPANY

Owner	Class	Certificate Number	Number of Shares	Percentage of Class

PrivateBancorp, Inc.	Common	_____	128,450	100%

ISSUER: THE PRIVATEBANK, a federal savings bank

Owner	Class	Certificate Number	Number of Shares	Percentage of Class

PrivateBancorp, Inc.	Common	_____	40,000	100%

ISSUER: THE PRIVATEBANK, a Michigan chartered bank

Owner	Class	Certificate Number	Number of Shares	Percentage of Class

PrivateBancorp, Inc.	Common	_____	______	100%

ACKNOWLEDGMENT

The undersigned issuer of the Pledged Stock hereby acknowledges receipt of a copy of this Pledge Agreement and agrees to (a) note the restrictions herein on its books, records, ledgers and certificates maintained with respect to its capital stock, (b) not make or permit any dividends or distributions with respect to its capital stock except as permitted in this Pledge Agreement, and (c) not make or permit any sale, transfer or issuance of any of its capital stock or of any rights to acquire its capital stock except as permitted in this Pledge Agreement.

THE PRIVATEBANK AND TRUST COMPANY, an Illinois chartered bank

By:
Name:
Title:

THE PRIVATEBANK, a federal savings bank

By:
Name:
Title:

THE PRIVATEBANK, a Michigan chartered bank

By:
Name:
Title:

Assignment Separate from Certificate

[Deliver one original per pledged stock certificate]

FOR VALUE RECEIVED, PrivateBancorp, Inc., does hereby sell, assign and transfer unto ___________________________, ______________________________ (___) Shares of Common Stock of [PrivateBank and Trust Company/PrivateBank], standing in his/her/its name on the books of such corporation represented by Certificate(s) No. ___, ___, ___ and ___ and does hereby irrevocably constitute and appoint attorney to transfer such stock on the books of the within named bank with full power and substitution in the premises.

Further under penalties of perjury, the undersigned certifies:

1.	That the number shown on this form is the undersigned’s correct taxpayer identification number.

2.
That the undersigned is not subject to backup withholding either because the undersigned had not been notified that the undersigned is subject to backup withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified the undersigned that the undersigned is no longer subject to backup withholding.

Taxpayer Identification #

Dated:

PRIVATEBANCORP, INC.

By:
Name:
Title:
In presence of:

EXHIBIT E

FORM OF RATE ELECTION NOTICE

_________________, 2005

LaSalle Bank National Association
135 South LaSalle Street
Chicago, Illinois 60603
Attn: Mr. Michael A. Tighe, Jr.

Ladies and Gentlemen:

This will confirm the telephone conversation Ms./Mr. _____________________ had with your office on _____________, 200__, regarding Advances under and as defined in the Amended and Restated Loan and Subordinated Debenture Purchase Agreement dated as of September ___, 2005, as amended, as follows:

FROM LOAN #:______________

Amount of Advance: $____________

Note (circle as applicable):

Term Note / Revolving Note / Subordinated Debenture

Effective Date:

LIBOR Rate Tranche or Base Rate Tranche (circle one, for Term Note only)

Very truly yours,

PRIVATEBANCORP, INC.

By:
Authorized Signature

E-1

EXHIBIT F

FORM OF OPINION OF BORROWER’S COUNSEL

__________________, 2005

LaSalle Bank National Association
135 South LaSalle Street
Chicago, Illinois 60603
Attn: Mr. Michael A. Tighe, Jr.

Re: Loans to PrivateBancorp, Inc.

Ladies and Gentlemen:

We have served as counsel to PrivateBancorp, Inc. (“Borrower”), a corporation incorporated under the laws of Delaware, in connection with the Loans described in that certain Amended and Restated Loan and Subordinated Debenture Purchase Agreement dated as of September ___, 2005 (the "Loan Agreement") by and between Borrower and LaSalle Bank National Association, a national banking association (the "Lender"). This opinion is being delivered to you pursuant to Section 3.2.10 of the Loan Agreement. Capitalized terms used herein and otherwise undefined shall have the meanings given them in the Loan Agreement.

In order to render the opinions expressed herein, we have examined the following (collectively, the "Financing Documents"):

1. the executed Loan Agreement, Agreed Upon Terms and Procedures and the other Loan Documents; and

2.	such other documents, instruments, writings and agreements as we deemed appropriate.

In our examination of the Financing Documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity of all copies submitted to us with the originals to be delivered and the due authorization, execution and delivery by each party to such documents (other than the Borrower).

Based on the foregoing and subject to the qualifications set forth in this letter, it is our opinion that:

1.  Borrower is duly organized, validly existing and in good standing as a corporation under the laws of Delaware, is qualified to do business in all other states where the nature and extent of the business or activities transacted by it or the ownership of its assets makes such qualification necessary, except where the failure to do so qualify would not have a material adverse effect on Borrower, and has the requisite corporate power to conduct its business and activities as they have been and are now being conducted. Borrower is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

2.  Borrower has _________ shares of authorized stock divided into one class consisting of ___________ shares of Common Stock, of which __________ shares are issued and _________ shares are outstanding. All of such issued and outstanding shares are validly issued and outstanding, fully paid and non-assessable. [Conform to capitalization of Borrower].

3.  PrivateBank St. Louis is a federal savings bank, duly organized, validly existing and in good standing under federal law. PrivateBank is an Illinois chartered bank, duly organized, validly existing and in good standing under the laws of Illinois PrivateBank Michigan is a Michigan chartered bank, duly organized, validly existing and in good standing under the laws of Michigan. The deposit accounts of the Subsidiary Banks are insured by the FDIC. The Subsidiary Banks have the requisite power and authority, corporate or otherwise, to conduct their respective businesses as they have been and are now being conducted. The authorized capital stock of each of PrivateBank, PrivateBank St. Louis and PrivateBank Michigan is as stated in the Loan Agreement and such stock is validly issued and outstanding, fully paid and non-assessable. The Pledge Agreement and the possession of the Pledged Subsidiary Bank Shares by the Lender are sufficient to create a first priority valid and perfected lien on such shares.

4.  Borrower owns 100% of the outstanding capital stock of PrivateBank, PrivateBank St. Louis and PrivateBank Michigan free and clear of all liens, encumbrances and security interests of others other than encumbrances in favor of the Lender. None of the issued and outstanding shares of capital stock of PrivateBank, PrivateBank St. Louis or PrivateBank Michigan has been issued in violation of any preemptive rights. There are no options, warrants, or other rights outstanding to acquire any capital stock of PrivateBank, PrivateBank St. Louis or PrivateBank Michigan and no person or entity has any other right to purchase or acquire any unissued shares of capital stock of PrivateBank, PrivateBank St. Louis or PrivateBank Michigan, nor does PrivateBank, PrivateBank St. Louis or PrivateBank Michigan have any obligation of any nature with respect to its unissued shares of capital stock.

5.  Provided that the Lender is an accredited investor within the meaning of Regulation D as promulgated under the Securities Act of 1933, as amended (the “Act”), it is not necessary in conjunction with the issuance of the Subordinated Debenture, to register the Subordinated Debenture under the Act or the laws of the State of Illinois.

6.  No order, permission, consent or approval of any federal or state commission, board or regulatory authority is required for the execution and delivery or performance by Borrower of the Loan Documents.

7.  Except as disclosed in the Loan Documents, there are no actions, suits, investigations, or proceedings pending, or to our knowledge and belief, threatened against or affecting Borrower or any Subsidiary, or the business or properties of Borrower or any Subsidiary, or before or by any Governmental Agency or any court, arbitrator or grand jury, which can reasonably be expected to result in any material adverse change in business, operations or properties or assets or in the condition, financial or otherwise, of Borrower or any Subsidiary, or in the ability of Borrower or any Subsidiary to perform under the Loan Documents. None of Borrower or any Subsidiary is, to our knowledge, in default with respect to any judgment, order, writ, injunction, decree, demand, rules or regulation of any court, arbitrator, grand jury, or of any Governmental Agency, default under which might have consequences which would materially and adversely affect the business, properties or assets of the condition, financial or otherwise, of Borrower or any Subsidiary.

8.  There is no default by Borrower or any Subsidiary under any order, writ, injunction or decree of any court, any applicable law, instrumentality, any contract, lease, agreement, instrument or commitment to which any of them is a party or bound, which has or would have a material adverse effect upon the condition, financial or otherwise, of Borrower, or any Subsidiary or their ability to perform under the Loan Documents.

9.  To our knowledge, no proceeds of the Loans will be used to purchase or carry any margin stock or to extend credit to others for purposes of purchasing or carrying margin stock.

10.  The execution, delivery and performance by Borrower of the Loan Documents (i) are within its corporate powers, (ii) have been duly authorized by all necessary corporate action of Borrower, (iii) do not contravene (1) Borrower’s, any Subsidiary Bank’s or any other Subsidiary’s charter or by-laws or (2) any law or contractual restriction affecting Borrower, any Subsidiary Bank or any other Subsidiary and (iv) other than as contained in the Pledge Agreement, do not result in the creation of any lien or other encumbrance upon or with respect to any of the assets or property of Borrower, any Subsidiary Bank or any other Subsidiary.

11.  The Loan Documents are legally valid and binding obligations of Borrower and are enforceable against it in accordance with their respective terms, except as such enforceability may be limiting by bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or limiting creditors’ rights or equitable principles generally.

12.  The Loans are entitled to the benefits of the subordination provisions of each Indenture.

13.  The Junior Subordinated Debentures are and will forever be expressly subordinate and junior in all respects (including, without limitation, with respect to the right of payment) to the Loans. The Loans constitute “Senior Indebtedness” as defined in each Indenture.

Very truly yours,

EXHIBIT G

FORM OF QUARTERLY COMPLIANCE CERTIFICATE
for the Quarter Ended ______________________

The undersigned, the ____________________ of PrivateBancorp, Inc. (“Borrower”), hereby delivers this certificate pursuant to Section 5.2.1.5 of that certain Amended and Restated Loan and Subordinated Debenture Purchase Agreement dated as of September ___, 2005, between Borrower and LaSalle Bank National Association (as amended, the “Agreement”) and certifies as of the date hereof as follows:

1. Attached hereto are the quarterly financial reports described in Section 5.2.1.1 of the Agreement for the above-referenced quarter.

2. Borrower is in compliance in all material respects with all covenants contained in the Agreement, and has provided a detailed calculation, as of the above-referenced quarter-end, of the financial covenants set forth in Section 7 of the Agreement on Annex A attached hereto.

3. No Event of Default has occurred or is continuing under the Agreement. [Or, if incorrect, provide detail regarding the Event of Default and the steps being taken to cure it and the time within which such cure will occur.]

Capitalized terms in this Quarterly Compliance Certificate that are otherwise undefined shall have the meanings given them in the Agreement.

Dated: [INSERT DATE]

PRIVATEBANCORP, INC.

By:
Name:
Title:

G-1

ANNEX A

to

QUARTERLY COMPLIANCE CERTIFICATE

[to be completed in same format as currently used]

EXHIBIT H

FORM OF REVOLVING LOAN MATURITY DATE EXTENSION NOTICE

[LaSalle Bank National Association Letterhead]

PrivateBancorp, Inc.
10 North Dearborn
Chicago, Illinois 60602
Attn: Mr. Ralph B. Mandell

Re:
Amended and Restated Loan and Subordinated Debenture Purchase Agreement, dated as of September ___, 2005, between PrivateBancorp, Inc. and LaSalle Bank National Association (as amended, the “Agreement”)

Dear Mr. Mandell:

This notice is to inform you that we have received the necessary approvals to enable us to extend the maturity date of the Revolving Loan. This notice constitutes the Extension Notice under the Agreement. Accordingly, the Revolving Loan Maturity Date is December 31, 2006.

Capitalized terms used herein and otherwise undefined shall have the meanings given them in the Agreement.

Very truly yours,

_________________________
Authorized Signatory

H-1

EXHIBIT I

FORM OF SUBORDINATED DEBT AMOUNT INCREASE NOTICE

[LaSalle Bank National Association Letterhead]

PrivateBancorp, Inc.
10 North Dearborn
Chicago, Illinois 60602
Attn: Mr. Ralph B. Mandell

Re:
Amended and Restated Loan and Subordinated Debenture Purchase Agreement, dated as of September ___, 2005, between PrivateBancorp, Inc. and LaSalle Bank National Association (as amended, the “Agreement”)

Dear Mr. Mandell:

This notice is to inform you that we have received the necessary approvals to enable us to increase the Subordinated Debt Amount. This notice constitutes the Sub Debt Approval Notice under the Agreement. [We wish to inform you that we have received to our satisfaction the deliveries contemplated in Section 3.2.10.2 and 3.2.10.3 of the Agreement.] Accordingly, the Subordinated Debt Amount is $25,000,000.

Capitalized terms used herein and otherwise undefined shall have the meanings given them in the Agreement.

Very truly yours,

_________________________
Authorized Signatory

I-1

EXHIBIT J

FORM OF COLLATERAL SAFEKEEPING AGREEMENT

THIS COLLATERAL SAFEKEEPING AGREEMENT (this “Agreement”), dated as of the __ day of _____________, 2005, is entered into by PRIVATEBANCORP, INC., a Delaware corporation (the “Borrower”), LASALLE BANK NATIONAL ASSOCIATION, a national banking association (the “Lender”), and LASALLE BANK MIDWEST, N.A., a national banking association (the “Custodian”).

R E C I T A L S:

A. The Lender and the Borrower have entered into that certain Amended and Restated Loan and Subordinated Debenture Purchase Agreement dated as of September ___, 2005 (as amended, restated, supplemented or modified from time to time, the “Loan Agreement”), and a related Pledge Agreement, dated as of September ___, 2005 (as amended, restated, supplemented or modified from time to time, the “Pledge Agreement”), in connection with the credit facilities contemplated in the Loan Agreement in the aggregate principal amount of up to $65,000,000 (collectively, and as the same may be amended, restated, supplemented, modified, extended or replaced from time to time, the “Loans”).

B. The Loan evidenced by a $25,000,000 Subordinated Debenture dated the date hereof is unsecured. The remaining two Loans are secured by, among other things: (i) 128,450 shares (100%) of the common stock, $______ par value per share, of The PrivateBank and Trust Company, an Illinois state-chartered, non-member bank with its main office located in Chicago, Illinois, and a wholly owned subsidiary of the Borrower; (ii) 40,000 shares (100%) of the common stock, $_____ par value per share, of The PrivateBank, a federal savings bank with its main office located in St. Louis, Missouri; and (iii) _______________ shares (100%) of the common stock, $______ par value per share, of The PrivateBank, a Michigan state-chartered, non-member bank with its main office located in Bloomfield Hills, Michigan, and a wholly owned subsidiary of the Borrower (such shares may be referred to herein collectively as, the “Subsidiary Bank Shares”).

C. The Borrower has requested the Subsidiary Bank Shares be held by the Custodian, and the Lender has agreed to such request, subject to the terms and conditions of this Agreement.

D. Capitalized terms set forth herein that are otherwise undefined shall have the respective meanings given them in the Loan Agreement.

A G R E E M E N T:

THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained, the parties hereto hereby agree as follows:

1.  COLLATERAL SHARES.

1.1.  As security for the payment of the obligations of the Borrower to the Lender (other than with respect to amounts outstanding under that certain $25,000,000 Subordinated Debenture dated the date hereof that are deemed to be Tier 2 Capital of Borrower in accordance with the rules and regulations of the FRB applicable to the capital status of the subordinated debt of bank holding companies), whether now or hereafter existing and howsoever evidenced, or any extension or renewal thereof, including, without limitation, all obligations under the Loan Agreement, the Notes, and the Pledge Agreement (collectively, the “Obligations”), the Borrower has previously pledged and assigned to the Lender under the Loan Agreement and the Pledge Agreement, the Subsidiary Bank Shares (with all income and profits thereof, all distributions thereon, all other proceeds thereof and all rights, benefits and privileges pertaining or arising thereunder, the “Collateral”).

1.2.  The Collateral that has not previously been delivered to the Custodian is concurrently herewith being delivered to the Custodian for safekeeping.

2.  COLLATERAL SHARES. Until the Custodian shall receive written notice from the Lender that all of the Obligations have been fully paid and satisfied, the parties hereto agree as follows:

2.1.  The Custodian is hereby appointed as agent for the Lender, as secured party, and the Custodian shall hold and retain possession of the Collateral for the Lender as security for the payment of the Obligations;

2.2.  The Borrower shall be unable to withdraw any of the Collateral without the Lender’s prior written consent;

2.3.  The Custodian shall deliver all or any part of the Collateral to the Lender upon its request at any time; and

2.4.  The Lender’s receipt for any of the Collateral so delivered by the Custodian shall be a full and complete receipt and acquittance to the Custodian as fiduciary for the Collateral.

3.  ACCEPTANCE. The Custodian hereby acknowledges that the Collateral has been pledged as security for the Obligations, and the Custodian hereby accepts appointment as agent for the Lender, as secured party, and agrees to act in accordance with the terms and provisions hereof. Until the termination of this Agreement, the Custodian agrees that it shall not have or assert, and waives any right, whether created by contract, statute or otherwise, to assert any right of offset against or lien or interest in any of the Collateral. The Collateral has been coded as assigned in the records of the Custodian, and none of the Collateral will be released by the Custodian without the prior written consent of the Lender.

4.  INDEMNITY; ASSUMPTION OF RISK.

4.1.  To the fullest extent permitted by law, the Borrower shall defend, indemnify and hold harmless each of the Lender and the Custodian, and their respective officers, directors, agents, employees, members and affiliated companies (collectively, the “Indemnitees”), from and against all claims, judgments, damages, losses, penalties, liabilities, costs and expenses of investigation and defense of any claim and of any good faith settlement of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including, without limitation, reasonable attorneys’ fees and expenses, any of which are incurred at any time as a result of, or in connection with, the entering into of this Agreement or the transactions contemplated thereby.

4.2.  The Borrower and the Borrower’s counsel have requested that the Lender and the Custodian enter into this Agreement. None of the Indemnitees shall be liable for any expense, cost, loss or damage of any kind or nature resulting or sustained by the Borrower as a result of the entering into of this Agreement, including, without limitation, any franchise or other taxes payable as a result thereof, and the Borrower expressly assumes all risk of loss or damage by entering into this Agreement. Notwithstanding anything herein to the contrary, the Custodian shall remain liable for the actual losses incurred by the Borrower for the Custodian’s failure to return the Collateral to the Lender within a reasonable period of time following receipt of a proper request to do so from the Lender, unless the Custodian is prohibited or restrained from delivering the Collateral by virtue of any judicial order, decree or other legal process.

5.  FEES. The Borrower shall pay a $500 fee to the Custodian on June 15, 2006 and each anniversary thereof until such time as this Agreement has been terminated, in accordance with Custodian’s normal and customary billing practices.

6.  ORIGINAL AGREEMENT. This Agreement replaces that certain Collateral Safekeeping Agreement dated as of June 15, 2001 among the Borrower, the Lender and Standard Federal Bank, as custodian, as such agreement has been amended prior to the date hereof (the “Original Agreement”). The Original Agreement shall be of no further force and effect from and after the date of this Agreement.

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IN WITNESS WHEREOF, this Agreement has been signed as of the date first above written.

LASALLE BANK NATIONAL ASSOCIATION By: Name: Michael A. Tighe, Jr. Title: First Vice President
PRIVATEBANCORP, INC. By: Name: Title:
LASALLE BANK MIDWEST, N.A. By: Name: Title:

[DISCLOSURE SCHEDULES TO BE ATTACHED]